An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated ______, 2021

BrewBilt Manufacturing Inc.

(Exact name of issuer as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

www.brewbilt.com

110 Spring Hill Road #10

Grass Valley, CA 95945

530-802-5023

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

3317	47-0990750
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of 15,000,000,000 Shares

This is a public offering of up to $15,000,000,000 in shares of Common Stock of BrewBilt Manufacturing, Inc. at a price of $0.001.

The offering price will be $0.001. This Offering will terminate twelve months from the day the Offering is qualified or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

Our Common Stock currently trades on the OTC Pink market under the symbol “BBRW” and the closing price of our Common Stock on June 21, 2021 was $$0.00265. Our Common Stock currently trades on a sporadic and limited basis.

Please be advised that due to the ownership of super voting rights by our management team in the form of Preferred Shares, your voting rights as a common shareholder will be substantially limited.

Jef Lewis, our chief executive officer and a director owns 1000 shares of Series B Preferred stock; which gives him effective control of our business. Series B Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Lewis possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Lewis’ ownership and control of Series B Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Lewis’ ownership and control of Series B Preferred Stock gives him the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

We expect to commence the sale of these shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. The aggregate offering price will be based on the price at which the securities are offered for cash. Any portion of the aggregate offering price or aggregate sales attributable to cash received in a foreign currency will be translated into United States currency at a currency exchange rate in effect on, or at a reasonable time before, the date of the sale of the securities. If securities are not sold for cash, the aggregate offering price or aggregate sales will be based on the value of the consideration as established by bona fide sales of that consideration made within a reasonable time, or, in the absence of sales, on the fair value as determined by an accepted standard. Valuations of non-cash consideration will be reasonable at the time made.

Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “BBRW.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.001	$15,000,000
Underwriting Discounts and Commissions (3)	$0.00	$0
Proceeds to Company	$0.001	$15,000,000

(1) We are offering shares on a continuous basis.

(2) This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

(3) We are offering these securities without an underwriter.

Our Board of Directors used its business judgment in setting a value of $0.001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

No sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is ______, 2021.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to “BrewBilt Manufacturing”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of BrewBilt Manufacturing Inc.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ’should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management's Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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Table of Contents

SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to BrewBilt Manufacturing, Inc.

Our Company

Located in Grass Valley, CA, BrewBilt Manufacturing, Inc. (hereinafter referred to as “BrewBilt” or the “Company”, or by words such as “we,” “us,” “our” or similar) is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, BrewBilt has successfully grown its business by closing sales of approximately $350,000 in 2015, $900,000 in 2016, $1,500,000 in 2017, $1,800,000 in 2018, $1,600,000 in 2019, $1,400,000 in 2020 YTD ending September 30. BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing, the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest is coming from Mexico, Japan, Europe and Australia. In July of 2016, BrewBilt moved from a small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA (the “Grass Valley Facility”). The Grass Valley Facility was purchased by Jef Lewis, the Company’s CEO, in January 2018 and upgraded with substantial tenant improvements. Currently, the Company leases the Grass Valley Facility from Jef Lewis for $4,861 monthly. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. On January 21, 2020, the Company changed its name from Vet Online Supply, Inc. to BrewBilt Manufacturing, Inc. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

BrewBilt designs, hand crafts, and integrates processing, fermentation, and distillation processing systems for craft beer, cannabis, and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

1

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as  bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Securities Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock trades in the OTCMarket Pink Open Market Sheets under the symbol BBRW.

2

THE OFFERING

Common Stock we are offering	Maximum offering of 15,000,000,0000 shares at a price of $0.001 per share.

Common Stock outstanding before this Offering	4,685,222,744 Common Stock, par value $0.001

Use of proceeds	The funds raised per this offering will be utilized to cover the costs of this offering and to provide working capital. See “Use of Proceeds” for more details.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of a placement agent, although the Company may choose to engage a placement agent at its sole discretion. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in the state of New York. However, in the event that management is unsuccessful in raising the required funds in New York, the Company may file a post qualification amendment to include additional jurisdictions that management has determined to be in the best interest of the Company for the purpose of raising the maximum offer.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.  Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth.  In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

Jef Lewis, our chief executive officer and a director owns 1000 shares of Series B Preferred stock; which gives him effective control of our business. Series B Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Lewis possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Lewis’ ownership and control of Series B Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Lewis’ ownership and control of Series B Preferred Stock gives him the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

The Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the economy generally or on the Company.

There can be no assurance that any measures undertaken by the federal government, or by state or local governments, will be effective to mitigate the negative near-term and potentially longer-term impact of the COVID-19 pandemic on employment, construction and the global economy more generally.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development.

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Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of California. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of California to be allowed to return to full operations and capacities.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

Risk Related to our Company and our Business

We lack an operating history. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, our business will fail.

We were formed on May 31, 2014 as a corporation engaged in the online sale of its own holistic product line for pets. However, the Company shifted its focus to our current business and on January 21, 2020 changed our name to BrewBilt Manufacturing Inc. We have a limited operating history in our current business upon which an evaluation of our future success or failure can be made. Based on current plans, we expect to generate revenue from sales of our products. However, our revenues may not be sufficient to cover our operating costs. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to achieve a sustainable sales level will cause us to go out of business.

The Company is an “emerging growth company” under the Jumpstart Our Business Startups Act. We cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our shares of common stock less attractive to investors.

The Company is and will remain an “emerging growth company” until the earliest to occur of (a) the last day of the fiscal year during which its total annual revenues equal or exceed $1 billion (subject to adjustment for inflation), (b) the last day of the fiscal year following the fifth anniversary of its initial public offering, (c) the date on which the Company has, during the previous three-year period, issued more than $1 billion in non-convertible debt securities, or (d) the date on which the Company is deemed a “large accelerated filer” (with at least $700 million in public float) under the Securities and Exchange Act of 1934.

For so long as the Company remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” as described in further detail in the risk factors below. The Company cannot predict if investors will consider its shares of common stock less attractive because our reliance on some or all of these exemptions. If some investors find the Company’s shares of common stock less attractive as a result, the trading market for its shares of common stock may be less active, and its stock price may be more volatile.

If the Company avails itself of certain exemptions from various reporting requirements, its reduced disclosure may make it more difficult for investors and securities analysts to evaluate the Company and may result in less investor confidence.

5

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

We are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time as we cease being an “emerging growth company”, we will be required to provide additional disclosure in our SEC filings. However, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports.

Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise. We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations.

Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

Our industry is highly competitive and has low barriers to entry. Our competitors vary in size and in the variety of products they offer. Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and greater name and brand recognition than we have. As a result, these competitors may have greater credibility with both existing and potential customers. These competitors may be able to adapt more quickly to new or emerging industry trends and innovations and changes in customer requirements. They also may be able to offer more products and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than we will be able to, which could adversely affect sales, cause us to decrease our prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

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The growth of our business depends on our ability to accurately predict consumer trends, successfully introduce new products and improve existing products.

Our growth depends, in part, on our ability to successfully introduce new products and improve and reposition our existing products to meet the requirements of our customers and their needs. This, in turn, depends on our ability to predict and respond to evolving consumer trends, demands, and preferences. The development and introduction of innovative new products involves considerable costs. In addition, it may be difficult to establish new supplier relationships and determine appropriate product selection when developing a new product. Any new product may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and, as a result, may reduce our operating income. In addition, any such unsuccessful efforts may adversely affect our brand and reputation. If we are unable to anticipate, identify, develop, or market products that respond to changes in requirements and preferences, or if our new product introductions, or new offerings fail to gain consumer acceptance, we may be unable to grow our business as anticipated, our sales may decline and our margins and profitability may decline or not improve. As a result, our business, financial condition, and results of operations may be materially and adversely affected.

There may be decreased spending on brewing products in a challenging economic climate.

The United States and other countries have experienced and continue to experience challenging economic conditions. Our business, financial condition and results of operations may be materially adversely affected by a challenging economic climate, including adverse changes in interest rates, volatile commodity markets and inflation, contraction in the availability of credit in the market and reductions in consumer spending. In addition, a slow-down in the general economy or a shift in consumer preferences to less expensive products may result in reduced demand for our products, which may affect our profitability. A challenging economic climate may cause a decline in demand for our products, which could be disproportionate as compared to competing brands since our products command a price premium. If economic conditions result in decreased spending on our products and have a negative impact on our suppliers or distributors, our business, financial condition and results of operations may be materially adversely affected.

We May be Adversely Affected by Labor Disruptions.

Our business depends on our ability to source and distribute products in a timely manner. Labor disputes at factories, shipping ports, transportation carriers, or distribution centers create significant risks for our business, particularly if these disputes result in work slowdowns, lockouts, strikes, or other disruptions during our peak manufacturing and importing seasons, and may have a material adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation, and reduced revenues and earnings.

We May Require Additional Funds in the Future to Achieve our Current Business Strategy and our Inability to Obtain Funding may Cause our Business to Fail.

We may need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

We have a limited operating history in our business lines that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable, and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in the State of Florida in 2014. We have no significant assets or financial resources at this time. The likelihood of our success must be considered in light of the expenses and difficulties in development of clients nationally and internationally, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history, we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

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We are an early stage company with an unproven business strategy and may never be able to fully implement our business plan or achieve profitability.

We are at an early stage of development of our operations as a company. We have only recently started to operate business activities and have not generated significant revenue from such operations. A commitment of substantial resources to conduct time-consuming research in many respects will be required if we are to complete the development of our company into one that is more profitable. There can be no assurance that we will be able to fully implement our business plan at reasonable costs or successfully operate. We expect it will take several years to implement our business plan fully, if at all.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the manufacturing industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

•	Demand for our products;

•	Our ability to obtain and retain existing customers or encourage repeat purchases;

•	Our ability to manage our product inventory;

•	General economic conditions;

•	Advertising and other marketing costs;

•	Costs of creating and expanding product lines.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of our CEO. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of our CEO, Jef Lewis. The loss of his services would delay our business operations substantially.

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Because our current CEO has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Jef Lewis, our CEO and director, currently devotes approximately thirty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Lewis to our company could negatively impact our business development.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations, and has not generated any significant revenue since beginning work on the new lines of business. The Company’s growth, if any, is expected to place a significant strain on the Company’s managerial, operational and financial resources. Moving forward, the Company’s systems, procedures or controls may not be adequate to support the Company’s operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company’s future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company’s business, results of operations and financial condition will be adversely affected.

As a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our directors and other future personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an OTC Markets alternative reporting company, will be costly as an external third-party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have one officer and two Directors, who have minimal experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

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Risks Related to the Securities Markets and Ownership of our Equity Securities

The Common Stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

The Common Stock has historically been sporadically traded on the OTC Pink Sheets, meaning that the number of persons interested in purchasing our shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for the Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

The market for our shares of Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares are sporadically traded. Because of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; acceptance of our inventory of games; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

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The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to integrate operations, technology, products, and services;

•	our ability to execute our business plan;

•	operating results below expectations;

•	our issuance of additional securities, including debt or equity or a combination thereof;

•	announcements of technological innovations or new products by us or our competitors;

•	loss of any strategic relationship;

•	industry developments, including, without limitation, changes in healthcare policies or practices;

•	economic and other external factors;

•	period-to-period fluctuations in our financial results; and

•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 25,000,000,000 shares of Common Stock. We have issued and outstanding, as of the date of this prospectus, 4,685,222,744 shares of Common Stock. Our board may generally issue shares of Common Stock, preferred stock or options or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of Common Stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

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Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Florida General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our Common Stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933 holders of restricted shares, may avail themselves of certain exemption from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registered the restricted stock. Currently, the Company has no plans of filing a registration statement with the Commission.

Securities analysts may elect not to report on our Common Stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our Common Stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our Common Stock. If securities analysts do not cover our Common Stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our Common Stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our Common Stock.

Our officers, directors and principal stockholders can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Jef Lewis, our chief executive officer and a director owns 1000 shares of Series B Preferred stock; which gives him effective control of our business. Series B Preferred shareholders have voting rights equal to eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of the shareholders of the Corporation or action by written consent of shareholders. Thus, Mr. Lewis possesses significant influence and can elect a majority of our Board of Directors and authorize or prevent proposed significant corporate transactions. Mr. Lewis’ ownership and control of Series B Preferred Stock may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer. Mr. Lewis’ ownership and control of Series B Preferred Stock gives him the control of 80% of the Company’s voting shares regardless of the number of shares sold pursuant to this Offering. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We have never paid cash dividends on our capital stock and do not anticipate paying cash dividends on our capital stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will only occur if the Common Stock price appreciates.

13

Risks Related to Our Business and Industry

The manufacturing of fermentation and distillation processing systems for the craft beer, cannabis and hemp industries is an intensely competitive market.

While there is evidence of strong consumer appeal, we cannot assure you that consumers will continue to embrace using our products. Many factors must be considered when investing in this industry due to regulations set by both U.S. and international committees that oversee the industry. We face significant competition from others in this industry. The manufacturing of fermentation and distillation processing systems for the craft beer, cannabis and hemp industries is highly fragmented with smaller companies offering products to large multi-national corporations, which have large, integrated manufacturing lines. These large corporations can produce a more products. There are many friendly competitors that may not compete directly with our operations but supply us or provide source product for our end product. These companies may in turn help our competitors by providing the same source product for their products.

We may not be able to compete successfully against current and future competitors.

While many companies compete directly against us for market share, others complement us by providing resource product to produce our end product. Many of our competitors have financial resources that extend far beyond ours, which may adversely affect our ability to compete. We cannot make any assurances to you that we will be successful in our business endeavors if we (a) are unable to compete with a competitor, (b) lose our ability to source product from a competitor or partner, (c) are unable to raise sufficient funds to compete against others, (d) lose our employees to a competitor, or (e) lose advantages over our product offerings against a superior competitor due to price, branding, marketing, and/or distribution power.

We hold no patents on our products, and our business employs proprietary technology (know-how) and information may be difficult to protect and/or infringe on the intellectual property rights of third parties.

The Company currently relies on trade secrets, proprietary know-how, and technology methods that we seek to protect, in part, by confidentiality agreements. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others. We currently do not hold patents from the United States Patent and Trademark Office (“USPTO”) or hold any FDA approvals. Management believes that part of applying for a patent allows competitors to copy our products and would force the company to file lawsuit against the offending parties upon infringement. As a small company, management believes that it is more effective to mitigate this risk by relying on our trade secrets than to file a patent and allow others to review our processes. Therefore, our success depends, in part, on our ability to keep competitors from reverse engineering our products, methods, know-how and maintain trade secrecy and operate without infringing on the proprietary rights of third parties.

We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our trade secrets and applications will be protected, that we will develop additional proprietary technology (know-how) or methods that is defensible against theft or will provide us with competitive advantages or will not be challenged by third parties.

Interruption of our supply chain could affect our ability to produce or deliver our products and could negatively impact our business and profitability.

Any material interruption in our supply chain, such as material interruption of steel supply due to the casualty loss of any of our steel plants, interruptions in service by our third party logistic service providers or common carriers that ship goods within our distribution channels, trade restrictions, such as increased tariffs or quotas, embargoes or customs restrictions, natural disasters or political disputes and military conflicts that cause a material disruption in our supply chain could have a negative material impact on our business and our profitability. Additionally, our steel is sourced from a wide variety of domestic business partners in our supply chain operations, and in certain cases are produced or sourced by our licensees directly. We rely on these suppliers to provide high quality products and to comply with applicable laws. Our ability to find qualified suppliers who meet our standards and supply products in a timely and efficient manner is a significant challenge, especially with respect to goods sourced from outside the U.S., especially countries or regions with diminished infrastructure, developing or failing economies or experiencing political instability or social unrest, and as we increase our fresh and prepared food offerings. For certain products, we may rely on one or very few suppliers. A supplier’s failure to meet our standards, provide products in a timely and efficient manner, or comply with applicable laws is beyond our control. These issues, especially for those products for which we rely on one or few suppliers, could have a material negative impact on our business and profitability.

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Demand for our products could be hindered due to changing conditions within the distribution channels through which we sell our products.

Our sales could suffer based upon market place abnormalities such as retailer, distributor, and/or operator labor strikes.  Further, consolidation within the industry could result in operating strategies that are incompatible with our product requirements.

Many of our customers are not obligated to continue purchasing products from us.

Many of our wholesale customers buy from us under purchase orders, and we generally do not have written agreements with or long-term commitments from these customers for the purchase of products. We cannot assure you that these customers will maintain or increase their sales volumes or orders for the products supplied by us or that we will be able to maintain or add to our existing customer base. Decreases in our volumes or orders for products supplied by us for these customers with whom we do not have a long-term contract may have a material adverse effect on our business, financial condition, or results of operations.

Changes in relationships with our suppliers may adversely affect our profitability, and conditions beyond our control can interrupt our supplies and alter our product costs.

We cooperatively engage in a variety of promotional programs with our suppliers. We manage these programs to maintain or improve our margins and increase sales. Recently, we have experienced a reduction in promotional spending for new products by our suppliers as a result of the COVID-19 pandemic, and we may experience further reductions or changes in promotional spending which could have a significant impact on our profitability. We depend heavily on our ability to purchase merchandise in sufficient quantities at competitive prices, and recently we have experienced a higher than anticipated level of vendor out-of-stocks, which may expose us to reduced fill rates with our customers, resulting in higher costs, fees, or penalties, and therefore lower margins. We have no assurances of continued supply, pricing, or access to new products and any supplier could at any time change the terms upon which it sells to us or discontinue selling to us.

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USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management. The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $ 100,000.00. Management prepared the milestones based on four levels of offering raise success: 25% of the Maximum Offering proceeds raised ($3,750,000), 50% of the Maximum Offering proceeds raised ($7,500,000), 75% of the Maximum Offering proceeds raised ($11,250,000) and the Maximum Offering proceeds raised of $15,000,000 through the offering. The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

Although we have no minimum offering, we have calculated used of proceeds such that if we raise 25% of the offering is budgeted to sustain operations for a twelve-month period. 25% of the Maximum Offering is sufficient to keep the Company current with its public listing status costs with prudently budgeted funds remaining which will be sufficient to complete the development of our marketing package. If the Company were to raise 50% of the Maximum Offering, then we would be able to expand our marketing outside the US. Raising the Maximum Offering will enable the Company to implement our full business. If we begin to generate profits, we plan to increase our marketing and sales activity accordingly.

The Company intends to use the proceeds from this offering as follows:

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised

Accounting & Legal	$100,000.00	$300,000.00	$500,000.00	$500,000.00
Administrative	$100,000.00	$600,000.00	$700,000.00	$700,000.00
Computer & Software	$150,000.00	$300,000.00	$400,000.00	$400,000.00
Sales & Marketing	$400,000.00	$1,300,000.00	$1,700,000.00	$2,700,000.00
Tools & Equipment	$400,000.00	$1,500,000.00	$1,900,000.00	$3,000,000.00
Facility Lease	$600,000.00	$1,200.000.00	$1,200,000.00	$1,500,000.00
Working Capital	$1,900,000.00	$2,200,000.00	$4,750,000.00	$6,100,000.00

Total Net Proceeds	$3,650,000.00	$7,400,000.00	$11,150,000.00	$14,900,000.00

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

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DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the shares in this offering are fully subscribed and sold, the shares offered herein will constitute approximately 70% of the total shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of the date of this Offering, the net tangible book value of the Company was approximately $(3,862,210), based on the number of Shares of Common Stock of 4,351,431,054 issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.0009) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the shareholders’ deficit, divided by the total number of shares of Common Stock outstanding.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.0015 without any additional investment on their part and the net tangible book value per share for new investors will be immediately diluted to $0.0004 per Share, assuming 100% of the shares are sold. These calculations do include the costs of the offering.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $100,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$0.001	$0.001	$0.001	$0.001
Historical net tangible book value per share as of March 31, 2021 (1)	(0.0009)	(0.0009)	(0.0009)	(0.0009)
Increase in net tangible book value per share attributable to new investors in this offering (2)	.0015	.0014	.0012	.0009
Net tangible book value per share, after this offering	.0006	.0005	.0003	(0.00001)
Dilution per share to new investors	$0.0004	$0.0005	$0.0007	$0.0010

(1)	Based on net tangible book value as of March 31, 2021, of $(3,862,210) and 4,351,431,054 outstanding shares of Common stock as of March 31, 2021.

(2)	After deducting estimated offering expenses of $100,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Results of Operations

Results for the Year Ended December 31, 2020 as compared to the Year Ended December 31, 2019, and Three Months Ended March 31, 2021 Compared to the Three Months Ended March 31, 2020:

Revenues

The Company’s revenues were $1,379,580 for the year ended December 31, 2020 compared to $1,589,728 for the year ended December 31, 2019. The decrease is due to the office closing due to COVID-19 and fewer projects were completed.

The Company’s revenues were $13,251 for the three months ended March 31, 2021 compared to $38,934 for the three months ended March 31, 2020. The decrease is due to fewer projects being completed and delivered to customers in Q1 2021. In addition, the average revenue per job for the customer orders that were completed were lower in Q1 2021 compared to Q1 2020.

Cost of Sales

The Company’s cost of materials was $455,360 for the year ended December 31, 2020, compared to $1,209,341 for the year ended December 31, 2019. The decrease was due to the impact of COVID-19.

The Company’s cost of materials was $7,614 for the three months ended March 31, 2021, compared to $21,623 for the three months ended March 31, 2020. The decrease is due to fewer completed jobs in Q1 2021.

Operating Expenses

Operating expenses consisted primarily of consulting fees, professional fees, salaries and wages, office expenses and fees associated with preparing reports and SEC filings relating to being a public company. Operating expenses for the year ended December 31, 2020, and December 31, 2019, were $9,905,885 and $974,624, respectively. The increase was primarily attributable to share-based compensation pursuant to Licensing and Distribution Agreements.

Operating expenses consisted primarily of consulting fees, professional fees, salaries and wages, office expenses and fees associated with preparing reports and SEC filings relating to being a public company. Operating expenses for the three months ended March 31, 2021, and March 31, 2020, were $404,001 and $302,492, respectively. The increase is primarily attributable to an increase in consulting fees and professional fees.

Other Income (Expense)

Other income (expense) for the years ended December 31, 2020 and 2019 was $(7,343,185) and $10,685,542, respectively. Other income (expense) consisted of gain or loss on derivative valuation, gain or loss on disposal of assets, goodwill impairment and interest expense. The gain or loss on derivative valuation is directly attributable to the change in fair value of the derivative liability. Interest expense is primarily attributable the initial interest expense associated with the valuation of derivative instruments at issuance and the accretion of the convertible debentures over their respective terms. The variance primarily resulted from the fluctuation of the Company’s stock price which impacted the valuation of the derivative liabilities on the convertible debt.

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Other income (expense) for the three months ended March 31, 2021 and March 31, 2020 was $(2,239,394) and $(1,851,208), respectively. Other income (expense) consisted of losses on derivative valuation, losses on conversion on preferred stock to common stock and interest expense. The loss on derivative valuation is directly attributable to the change in fair value of the derivative liability. Interest expense is primarily attributable the initial interest expense associated with the valuation of derivative instruments at issuance and the accretion of the convertible debentures over their respective terms. The variance primarily resulted from an increase in interest expense and a loss on conversion of Preferred Series A stock to common stock.

Net Profit (Loss)

Net profit (loss) for the year ended December 31, 2020 was $(16,324,850), compared with $10,091,305 for the year ended December 31, 2019. The decreased profit can be explained by the increase in share-based consulting fees and the loss in fair value of the derivative instruments in the year ended December 31, 2020.

Changes in fair value of derivative instruments are derived from the issuance of convertible promissory notes at a fixed discounted rate to the existing market and any subsequent issuance of common stock therefrom. For more detailed analysis of derivate liabilities, please refer to Note 10 of the financial statement for the year ended December 30, 2020.

Net loss for the three months ended March 31, 2021 was $2,637,758 compared with $2,136,389 for the three months ended March 31, 2020. The increased loss can be explained by and increase in operating expenses, interest expenses and a loss on conversion of Preferred Series A stock to common stock.

Operating Activities

During the year ended December 31, 2020, cash used in operating activities was $964,667 compared to $68,516 for the year ended December 31, 2019. The variance is primarily resulted from the loss on derivative liabilities, loss on conversions and share-based compensation reported in 2020.

During the three months ended March 31, 2021, cash from (used in) operating activities was $127,182 compared to $(235,892) for the three months ended March 31, 2020. The variance primarily resulted from increases in amortization of debt discounts, losses on conversions, share based compensation and billings in excess of revenues during the three months ended March 31, 2021.

Investing Activities

During the year ended December 31, 2020 cash from (used in) investing activities was $(33,823) compared to $22,408 for the year ended December 30, 2018. The variance is primary due to fixed asset additions in 2020 and fixed asset disposals in 2019.

During the three months ended March 31, 2021 cash from investing activities was $(11,821) compared to $12,403 for the three months ended March 31, 2020. The variance in cash from investing activity is due fixed assets purchased in the first quarter 2021.

Financing Activities

During the year ended December 30, 2020, cash from financing activity was $1,069,810 compared to $4,267 for the year ended December 30, 2019. The variance primarily resulted from an increase in proceeds from convertible and promissory notes during the year ended December 30, 2020.

During the three months ended March 31, 2021 cash from (used in) financing activities was $191,732 compared to $222,665 for the three months ended March 31, 2020. The variance in cash from financing activity is due to the change in related party liabilities.

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Related Party Transactions

Mr. Jef Lewis, Chief Executive Officer, Chairman of the Board, President, Secretary, and Treasurer

On November 22, 2019, the Company appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company. The Company and Mr. Lewis entered into an Employee Agreement that included the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion. During the year ended December 31, 2020, the Company accrued wages of $200,000, interest of $4,815 and made payments of $113,415. During the three months ended March 31, 2021, the Company accrued wages of $50,000, interest of $1,445 and made payments of $74,344. As of March 31, 2021, the Company owed Mr. Lewis $68,025 in accrued wages and $6,401 in accrued interest.

Pursuant to the Merger Agreement, Mr. Lewis is to receive 500,000 shares of Preferred Series A shares, valued at $5,000,000. The shares are convertible pursuant the conversion rights as specified in the Articles of Incorporation and Certificate of Designation for the Company. As of December 31, 2019, the shares had not been issued, and the Company recorded a liability for unissued shares in the amount of $500, goodwill of $2,289,884 and $2,289,334 to additional paid in capital. On March 1, 2020, the Company issued 500,000 shares of Preferred Series A to Mr. Lewis and $500 was reclassed from liabilities for unissued shares to equity.

On May 22, 2020, Mr. Lewis converted 49,000 Preferred Series A Shares at a price of $10 per share into 70,000,000 shares of common stock at a price of $.0077 per share. The conversion resulted in a loss of $49,000 which was recorded to the statement of operations.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. During the year ended December 31, 2020, the Company made payments of $27,900 to amounts due to Mr. Lewis and $22,838 was advanced to the Company by Mr. Lewis. As of March 31, 2021 and December 31, 2020, the Company owed Mr. Lewis $743 and $743, respectively for advances to the Company.

Mr. Samuel Berry, Director

On November 22, 2019, the Company entered into a Consulting Agreement with Mr. Samuel Berry.  Mr. Berry will receive an annual salary of $50,000, payable in quarterly installments at $12,500 per quarter. During the year ended December 31, 2020, the Company accrued $50,000 in consulting fees in connection to his agreement. During the three months ended March 31, 2021, the Company accrued $12,500 in consulting fees and made $5,000 in payments in connection to his agreement. As of March 31, 2021, the Company owed Mr. Berry $125,667 in fees.

Mr. Daniel Rushford, former President

On March 17, 2020, the Company’s former President cancelled 8,008,334 shares of common stock issued to settle debt of $25,342 and $25,000 in stock based compensation pursuant to an employee agreement. The cancellation resulted in a liability of unissued shares of $25,000 and an increase in related party liabilities of $25,342. On December 31, 2020, Mr. Rushford agreed to forgive the debt and $50,342 was recorded to additional paid in capital.

Going Concern

The Company has experienced net losses to date, and it has not generated sufficient revenue from operations to meet our operational overhead. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about our ability to continue as a going concern. Management of the Company is preparing a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations. Historically, the Company’s sole officer and director has provided short term loans to meet working capital shortfalls. We have recently entered into financing agreements with various third parties to meet our capital needs in fiscal 2021.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

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Liquidity and Capital Resource

	December 31, 2020	December 31, 2019
	$	$
Current Assets	223,729	435,164
Current Liabilities	4,281,072	6,142,765
Working Capital (Deficit)	(4,057,343)	(5,057,601)

As of December 31, 2020, the Company had $72,764 and $597,016 in cash and total assets, as well as $4,766,420 in total liabilities as compared to $1,444 and $949,010 in cash and total assets, and $6,810,483 in total liabilities as of December 31, 2019. The decrease in assets was due to a decrease in accounts receivable. The decrease in total liabilities was primarily attributed to a decrease in notes payable and interest due to note holder conversions to common stock.

	December 31, 2020	December 31, 2019
	$	$
Cash Flows from (used in) Operating Activities	(964,667)	(68,516)
Cash Flows from (used in) Investing Activities	(33,823)	22,408
Cash Flows from (used in) Financing Activities	1,069,810	4,267
Net Increase (decrease) in Cash During Period	71,320	(41,841)

During the year ended December 31, 2020, cash from (used in) operating activities was $(964,667) compared to $(68,516) for the year ended December 31, 2019. The variance is primarily resulted from the loss on derivative liabilities, loss on conversions and share-based compensation reported in 2020.

During the year ended December 31, 2020 cash from (used in) investing activities was $(33,823) compared to $22,408 for the year ended December 30, 2018. The variance is primary due to fixed asset additions in 2020 and fixed asset disposals in 2019.

During the year ended December 30, 2020, cash from financing activity was $1,069,810 compared to $4,267 for the year ended December 30, 2019. The variance primarily resulted from an increase in proceeds from convertible and promissory notes during the year ended December 30, 2020.

	March 31, 2021	December 31, 2020
	$	$
Current Assets	1,606,731	223,729
Current Liabilities	5,358,719	4,281,072
Working Capital (Deficit)	(3,751,988)	(4,057,343)

As of March 31, 2021, the Company had $379,857 and $1,972,415 in cash and total assets, as well as $5,834,625 in total liabilities as compared to $72,764 and $597,016 in cash and total assets, and $4,766,420 in total liabilities as of December 31, 2020. The increase in working capital is due to an increase in cash on hand due to funds from notes payable, and an increase in accounts receivable for new sales closed in Q1 2021.

The Company requires additional capital to fully execute its marketing program and increase revenues. There can be no assurance that continued funding will be available on satisfactory terms. We intend to raise additional capital through the sale of equity, loans, or other short-term financing options.

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	March 31, 2021	March 31, 2020
	$	$
Cash Flows from (used in) Operating Activities	127,182	(235,892)
Cash Flows from (used in) Investing Activities	(11,821)	12,403
Cash Flows from (used in) Financing Activities	191,752	222,665
Net Increase (decrease) in Cash During Period	307,093	(824)

During the three months ended March 31, 2021, cash from (used in) operating activities was $127,182 compared to $(235,892) for the three months ended March 31, 2020. The variance primarily resulted from increases in amortization of debt discounts, losses on conversions, share based compensation and billings in excess of revenues during the three months ended March 31, 2021.

During the three months ended March 31, 2021 cash from investing activities was $(11,821) compared to $12,403 for the three months ended March 31, 2020. The variance in cash from investing activity is due fixed assets purchased in the first quarter 2021.

During the three months ended March 31, 2021 cash from (used in) financing activities was $191,732 compared to $222,665 for the three months ended March 31, 2020. The variance in cash from financing activity is due to the change in related party liabilities.

Unregistered Sales of Equity Securities and Use of Proceeds

Quarterly Issuances

On January 1, 2021, the Company issued 10,000 shares of Series A Preferred stock to Bennett Buchanan pursuant to his Consulting Agreement.

During the three months ended March 31, 2021, 172,500 shares of Series A Preferred stock were converted to 570,299,494 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $786,315 which was recorded to the statement of operations.

During the three months ended March 31, 2021, warrant holders exercised the warrants and the Company issued 72,048,517 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the three months ended March 31, 2021, the holders of a convertible notes converted $256,781 of principal, $16,185 of accrued interest and $2,500 in conversion fees into 175,060,588 shares of common stock. The common stock was valued at $1,623,336 based on the market price of the Company’s stock on the date of conversion.

In respect of the aforementioned convertible loan agreement(s) and the underlying shares,  as well as shares issued to a director and consultant, the Company will claim an exemption from the registration requirements of the Securities Act of 1933, as amended, for the issuance of the shares pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the purchasers are "accredited investors" and/or qualified institutional buyers, the purchasers have access to information about the Company and its purchase, the purchasers will take the securities for investment and not resale.

Other than as disclosed above, there were no unregistered securities to report which were sold or issued by the Company without the registration of these securities under the Securities Act of 1933 in reliance on exemptions from such registration requirements, within the period covered by this report, which have not been previously included in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments, and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 1 of our financial statements included in our March 31, 2021 Form 10-Q, published with the SEC on May 14, 2021. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 606 , “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed, and collectability of the resulting receivable is reasonably assured.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Effect of Current Coronavirus Pandemic on the Company’s Operations

As has been widely reported, the emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (COVID-19) in China resulted in the spread to additional countries throughout the world, including the United States, leading to a global pandemic.

The COVID-19 pandemic has led to severe disruptions and volatility in the global supply chain, market and economies, and those disruptions have since intensified and will likely continue for some time.  Concern about the potential effects of COVID-19 and the effectiveness of measures being put in place by global governmental bodies at various levels as well as by private enterprises (such as workplaces, trade groups, amateur and professional sports leagues and conferences, places of worship, schools and retail establishments, among others) to contain or mitigate the spread of COVID-19 have adversely affected economic conditions and markets globally, and have led to significant, sustained and unprecedented volatility in the financial markets.  Measures implemented in the United States to limit the spread of COVID-19, such as quarantines, event cancellations and social distancing, will significantly limit economic activity.  There can be no assurance that such measures or other additional measures implemented from time to time will be successful in limiting the spread of the virus and what effect those measures will have on the Company.

Many businesses have moved to a remote working environment, temporarily suspended operations, laid-off or furloughed a significant percentage of their workforce or shut down completely. Other businesses have transitioned or may in the future transition all or a substantial portion of their operations to remote working environments (as a result of state or local requirements or otherwise in response to the COVID-19 pandemic). Although the Company had already implemented a remote work environment, there is no assurance that the continued remote working environment will not have a material adverse impact on the Company or its customers, which may adversely impact the Company and its operations.

The COVID-19 pandemic did not require the closure of Company operations. The Company suspended in-person client and business development meetings in late March 2020. During the timeframe in which in-person meetings were suspended, Company management reallocated resources to on-line client and business development. The Companies revenues were affected by the COVID-19 pandemic. The Company sold fewer products due to a downturn in the general economy. We anticipate revenue returning to 2019 levels in the latter half of 2021.

Management’s outlook for the near-term business operations will mirror the overall continued reopening of business operations within the state of California. For the Company to return to pre-COVID-19 levels of operation, it will be necessary businesses across the state of California to be allowed to return to full operations and capacities.

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BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information, various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Company Overview

Located in Grass Valley, CA, BrewBilt is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, the company began in a backyard shop by Jeff Lewis with a vision of creating a profitable company in “Rural America” by hiring excellent personnel, designing and fabricating products to exceed customer’s expectations and compensating craftsmen with living wages and profit sharing to financially sustain their families within the community. Mr. Lewis has 15+ years of experience as a craft beer brewer, a custom tank/vessel designer, fabrication and integration expert and business owner who initially founded Portland Kettle Works, a nationally recognized manufacturer of craft beer brewing equipment located in the Northwest. The Company has grown from 3 employees in 2015 to 10 in 2021.

BrewBilt manufactures equipment for both brewery and cannabis industries, respectively. The equipment is FDA and USDA compliant as manufactured from medical-grade stainless steel. All systems are subject to FDA guidelines.

The company manufactures equipment that is compliant with USDA and FDA regulations as a part of the certification process for qualifying the cannabis product as pharmaceutical grade. Testing laboratories that are DEA and FDA registered can perform potency testing to determine the precise amount of a given cannabinoid in a product that certifies the product as pharmaceutical grade. A number of these laboratories are also accredited hemp testing labs. The producers may request documentation from the registered testing laboratories to verify THC content.

BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. The craft brewing & spirits industries continue to grow worldwide. California is where craft brewing began and now has over 900 operating breweries. The Company is centrally located in this booming market and this was a large draw for BrewBilt to locate its manufacturing facility in the Sierra foothills.

All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing, the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest in coming from Mexico, Japan, Europe, and Australia.

BrewBilt competes against a number of companies, most of which are selling mass produced equipment from China made from less costly inferior quality Chinese steel which often is neither food nor pharmaceutical grade quality. While this broader market is extremely competitive, there continues to be little competition and strong market demand for higher quality, custom designed, hand crafted and integrated systems that BrewBilt produces.

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Company History

In July of 2016, BrewBilt moved from the small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA (the “Grass Valley Facility”). This facility was purchased by Jef Lewis, the Company CEO, in January 2018 and upgraded with substantial tenant improvements. Mr. Lewis leases the Grass Valley Facility to the Company for $4,861 monthly. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

The former company, Vet Online Supply© no longer continues to engage in the online sale of its own holistic product line for pets. We ceased operations of Vet Online business as of November 1, 2020.

Industry Overview

In 2008, there were just over 1,500 breweries in the United States. As of late 2018, there were 7,450+ breweries in America. That’s growth of nearly 500% in ten years – for a market that had been stagnant for decades. Millennials interest in craft beer and microbreweries in a staple of its generation and the trend isn’t slowing down. From 2017 to 2018, nearly 1,000 new breweries opened in the US. Combine that with the rise of brewpubs, home-brewing kits, and the overall microbrewery culture and the numbers become even more impressive.

Recent U.S. Brewery Count

	2014	2015	2016	2017	2018	2017 to 2018	% Change
Craft	3,814	4,628	5,539	6,490	7,346	+13.2
Regional Craft Breweries	135	178	186	202	230	+13.9
Microbreweries	2,076	2,626	3,251	3,933	4,522	+15.0
Brewpubs	1,603	1,824	2,102	2,355	2,594	+10.1
Large/Non-Craft	46	44	67	106	104
Total U.S. Breweries	3,869	4,672	5,606	6,596	7,450	+12.9

Here are the leading statistics that show the explosion and continued growth of craft beer and breweries in 2019:

Overall U.S. beer volume sales were down 1% in 2018, whereas craft brewer sales continued to grow at a rate of 4% by volume, reaching 13.2% of the U.S. beer market by volume. Craft production grew the most for microbreweries.

Retail dollar sales of craft increased 7%, up to $27.6 billion, and now account for more than 24% of the $114.2 billion U.S. beer market. These statistics use the craft brewer definition of small and independent brewer.

Microbrewery Statistics

In 2018 there were 7,450 overall breweries in the US including brewpubs, microbreweries, and regional breweries. a 411% increase in overall breweries in the US. In 2018 there were 4,522 microbreweries in the US, making up nearly 61% of the total brewery market share. Since 2010, there has been a 729% increase in microbreweries in the US. In 2018, 1,049 new craft breweries opened while 219 closed. Almost a quarter of US breweries were classified as brewpubs that only brew beer for direct- to-consumer sale on brewery-restaurant premises. California has the most active breweries of any state in the US at 1,236. California also led the US in terms of total economic impact of their breweries at $7.3B. Mississippi has the fewest breweries of any state in the US at 19. Vermont has the most breweries per capita at 11.5. Vermont also produces most pints per capita at 151.2. Montana and Maine are tied at 2nd on the list of most breweries per capita at 9.6. Colorado leads the US in terms of economic impact per capita $764, with Maine in second at $667. Over 90% of Americans live within 10 miles of a craft brewery.

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Craft Beer Industry Trends and Analysis

Although the interest in the craft beer industry is far from gone, the opportunities for growth for new businesses may have already peaked. With thousands of new breweries operating across the United States and around the world, the market is becoming increasingly crowded with multiple products in all economies. Although saturation may still be sometime away, it is inevitable that there will be an increasing level of pullback that occurs as the industry matures.

The amount of deceleration that the craft beer industry experiences will likely be dependent upon how many consumers decide to shift from a macro-brewery to products to items produced by the firms which are able to survive. There is already a steep drop occurring for the largest beverage manufacturers in the sector, which means the most established names and highest quality products have an opportunity to continue growing at an impressive rate.

Industrial brewers have already taken notice of this trend. Anheuser-Busch InBev purchased Goose Island in 2011 for about $39 million, which was their first of numerous acquisitions that are similar. Large companies have numerous ways to push into the market instead of only relying on the pull of consumers.

Even then, we still anticipate a 5-year growth pattern averaging 4% annually through 2024, with the potential to extend that influence through to a 10-year forecast as well. Consumers are asking for better products with more flavor choices today, which means the craft beer industry is in the perfect position to cash in on this trend.

Recent Developments

On November 22, 2019, Vet Online Supply and BrewBilt Manufacturing (“BrewBilt”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby BrewBilt merged with and into Vet Online Supply, with BrewBilt remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with BrewBilt as the accounting acquirer.

Pursuant with the Merger Asset Purchase Agreement, the Board of Directors has authorized that BrewBilt shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Company (collectively, the “Seller’s Assets”). Vet Online Supply and BrewBilt mutually agree that BrewBilt will assign certain assets and provide the “Know-How” regarding the designing and building of the finest craft brewing equipment in the industry today. As consideration for the IP, fixed assets and the “Know -How”, the Company shall issue, or cause to be issued, $5,000,000 worth of Preferred Series A Stock (PAR $.001) within thirty (30) days from the date of the agreement. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for VTNL. BrewBilt has designated that the said stock be issued in the name of its President, Jeffrey Lewis. On November 1, 2020, BrewBilt discontinued operations of Vet Online Supply.

The Board of Directors dismissed Daniel Rushford as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 22, 2019. Effective November 22, 2019, Daniel Rushford will have a new revised Employment Agreement which appoints him as Manager of the CBD Pet Supply Division, a non-director/officer position which includes returning to Treasury 1,000 Preferred Series B Control Shares, and an annual salary of $36,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

The Board of Directors appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company, effective November 22, 2019.

On June 10, 2021, the Board of Directors amended the Company’s Certificate of Incorporation to increase the authorized common stock of the Company to 25,000,000,000 shares, par value $0.001.

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Government Regulation

Although the Company is not subject to direct governmental regulation, our customers, being in the business of spirits manufacturing and distribution may be subject to certain local, state, and federal regulations that could indirectly affect our business.

Employees

The Company currently employs 10 full-time employees and 0 part-time employees.

Property

Property and equipment consisted of the following at March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Computer Equipment	$23,876	$23,876
Leasehold Improvements	59,121	59,121
Machinery	257,088	250,762
Software	23,183	17,688
Vehicles	6,717	6,717
	369,985	358,164
Less accumulated amortization	(3,395)	(702)
Less accumulated depreciation	(254,380)	(248,123)
	$112,210	$109,339

Leases

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

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Operating Leases

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our lease has a remaining lease term of less than 4 years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

On January 1, 2020, the Company terminated the lease agreement dated January 1, 2018, and entered into a new office lease for the same space located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 5 years, from January 1, 2020 through December 31, 2025, with a monthly rent of $4,861.

ROU assets and lease liabilities related to our operating lease is as follows:

	March 31,	December 31,
	2021	2020
Right-of-use assets	$236,494	$246,968
Current operating lease liabilities	43,707	42,977
Non-current operating lease liabilities	192,787	203,991

The following is a schedule, by years, of future minimum lease payments required under the operating lease:

Years Ending
December 31,	Operating Lease
2021	$43,751
2022	58,334
2023	58,334
2024	58,334
2025	58,335
Total	277,088
Less imputed interest	40,594
Total liability	$236,494

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MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing, or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officers and directors are set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Jef Lewis	48	2019	President, Chief Executive Officer, Secretary, Treasurer, and Director

Samuel Berry	41	2019	Director

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Mr. Jef Lewis

On November 22, 2019, the Company appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company. Jeffrey Lewis is 48 years old. Mr. Lewis is a highly accomplished, result-driven Entrepreneur with more than 15 years of business experience, including extensive work in providing merger and acquisition consulting, raising capital (equity and debt), corporate finance and private equity. Mr. Lewis is well versed on Securities Exchange Commission (SEC) rules and regulations. As the founder of BrewBilt Manufacturing, LLC, a multiple million-dollar sales and manufacturing company, he has 15 years of experience managing engineering, design, and fabrication teams that custom design and fabricate integrated stainless steel distillation and brewing systems for the beverage, pharmaceutical, cannabis, and hemp industries. Mr. Lewis has been a part of the design team which builds CBD cold-water and alcohol-based extraction systems in the US, and as President and CEO of BrewBilt, he will continue to drive his products into both the cannabis and brewing markets.

Mr. Samuel L. Berry

Mr. Berry is a highly skilled executive with decades of experience in the health and physical performance industries. Mr. Berry currently serves as a member of the Board of Directors of the Company. Mr. Berry is a graduate of Keene State College in New Hampshire with a Bachelor of Science, and a graduate of Florida International University with a Master of Science. Mr. Berry will take charge of new business development and oversight management for all products. More specifically, Mr. Berry will assist the Company in branding the company’s new intellectual property related to new surgical instruments and Cannabis products for future development.

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Mr. Berry has served a Research Consult to the Cardiovascular Medicine Clinic at Lucile Packard Children’s Hospital from September 2015 to the present date.

None of our officers or directors in the last five years has been the subject of any  conviction in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses), the entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred,  suspended or otherwise limited such person’s involvement in any type of business, securities,  commodities, or banking activities; a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or the entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

There are no family relationships among and between our directors, officers, persons nominated or chosen by the Company to become directors or officers, or beneficial owners of more than five percent (5%) of the any class of the Company’s equity securities.

Executive Compensation

				Stock	Option	Non-Equity Incentive Plan	Nonqualified Deferred Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
principal position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Jef Lewis	2020	200,000	–	–	–	–	–	–	200,000
President, CEO, Secretary,	2019	16,667	–	–	–	–	–	–	16,667
Treasurer and Director
Sam Berry	2020	50,000	–	–	–	–	–	–	50,000
Director	2019	4,167	–	–	–	–	–	–	4,167

Legal/Disciplinary History

None of BrewBilt Manufacturing Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of BrewBilt Manufacturing Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

None of BrewBilt Manufacturing Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of BrewBilt Manufacturing Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

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Board Composition

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

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RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Jef Lewis, Chief Executive Officer, Chairman of the Board, President, Secretary, and Treasurer

On November 22, 2019, the Company appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company. The Company and Mr. Lewis entered into an Employee Agreement that included the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion. During the year ended December 31, 2020, the Company accrued wages of $200,000, interest of $4,815 and made payments of $113,415. During the three months ended March 31, 2021, the Company accrued wages of $50,000, interest of $1,445 and made payments of $74,344. As of March 31, 2021, the Company owed Mr. Lewis $68,025 in accrued wages and $6,401 in accrued interest.

Pursuant to the Merger Agreement, Mr. Lewis is to receive 500,000 shares of Preferred Series A shares, valued at $5,000,000. The shares are convertible pursuant the conversion rights as specified in the Articles of Incorporation and Certificate of Designation for the Company. As of December 31, 2019, the shares had not been issued, and the Company recorded a liability for unissued shares in the amount of $500, goodwill of $2,289,884 and $2,289,334 to additional paid in capital. On March 1, 2020, the Company issued 500,000 shares of Preferred Series A to Mr. Lewis and $500 was reclassed from liabilities for unissued shares to equity.

On May 22, 2020, Mr. Lewis converted 49,000 Preferred Series A Shares at a price of $10 per share into 70,000,000 shares of common stock at a price of $.0077 per share. The conversion resulted in a loss of $49,000 which was recorded to the statement of operations.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. During the year ended December 31, 2020, the Company made payments of $27,900 to amounts due to Mr. Lewis and $22,838 was advanced to the Company by Mr. Lewis. As of March 31, 2021 and December 31, 2020, the Company owed Mr. Lewis $743 and $743, respectively for advances to the Company.

Mr. Samuel Berry, Director

On November 22, 2019, the Company entered into a Consulting Agreement with Mr. Samuel Berry.  Mr. Berry will receive an annual salary of $50,000, payable in quarterly installments at $12,500 per quarter. During the year ended December 31, 2020, the Company accrued $50,000 in consulting fees in connection to his agreement. During the three months ended March 31, 2021, the Company accrued $12,500 in consulting fees and made $5,000 in payments in connection to his agreement. As of March 31, 2021, the Company owed Mr. Berry $125,667 in fees.

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BENEFICIAL OWNERSHIP PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of May 20, 2021, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group.  Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Shareholder	Class of Stock	No. of Shares	% of Class	% of Voting Rights(1)	% Voting Rights After Offering(2)
Jef Lewis	Preferred B	1,000	100.00%	80.00%	80.00%
Samuel Berry	Common	25,000	0.00%	0.00%	0.00%
All Directors and Officers				80.00%	80.00%

ALL BENEFICIAL OWNERS				80.00%	80.00%

(1) Based on a total of 4,685,222,744 shares of Common Stock outstanding as of May 20, 2021.

(2) Assumes all shares offered are sold.

Capitalization

Class of Stock	Par Value	Authorized	Outstanding as of May 20, 2021
Preferred Stock, Series A	0.001	30,000,000	919,497
Preferred Stock, Series B	0.001	1,000	1,000
Common Stock	0.001	25,000,000,000	4,685,222,744

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DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock

The Common Stock

We are authorized to issue 25,000,000,000 shares of Common Stock, $0.001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering and conversion of any Preferred Stock, are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so, and in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

The Company has never paid any dividends to shareholders of our Common Stock. The declaration in the future of any cash or stock dividends will depend upon our capital requirements and financial position, general economic conditions, and other pertinent factors. We presently intend not to pay any cash or stock dividends in the foreseeable future. Management intends to reinvest earnings, if any, in the development and expansion of our business. No dividend may be paid on the Common Stock until all Preferred Stock dividends are paid in full.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast.  Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

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Preferred Stock

We are authorized by our Articles of Incorporation to issue a maximum of 30,001,000 shares of Preferred Stock. This Preferred Stock may be in one or more series and containing such rights, privileges and limitations, including voting rights, conversion privileges and/or redemption rights, as may, from time to time, be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of Preferred Stock shall be issued, a Certificate of Designation, setting forth the series of such Preferred Stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such Preferred Stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of Preferred Stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

The Company has no current plans to issue additional shares of any class of preferred stock other than those currently outstanding.

PREFERRED STOCK

The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of the various series may vary only with respect to:

(a) the rate of dividend;

(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;

(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;

(d) sinking fund provisions, if any for the call or redemption of the shares;

(e) the terms and conditions, if any, on which the shares may be converted;

(f) voting rights; and

(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein, and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designations, terms, limitations or relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

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Existing Preferred Stock

Designations, Preferences, Rights And Limitations

Of Series A Preferred Stock

Series A Convertible Preferred Stock

On July 1, 2019, the Company filed a Certificate of Amendment to increase the number of authorized Series A Preferred Stock to 30,000,000, with a par value of $0.001

Voting

The Series A Preferred Stock shall have no voting rights on corporate matters, unless and until the Series A Preferred shares are converted into Common Shares, at which time they will have the same voting rights as all Common Shareholders have.

Conversion Rights

Each share of Series A Preferred Stock shall have a value of $10 per share and will convert into common stock at the closing price of the common stock on the date of conversion.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Series A Preferred Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Dividends

Holders of Series A Convertible Preferred Stock are not entitled to receive dividends or distributions.

Series B Voting Preferred Stock

On November 12, 2019, the Company filed an amendment to its articles of incorporation designating 1,000 shares of its authorized preferred stock, par value $0.001 as Series B Voting Preferred Stock.

Voting

The Series B Voting Preferred Stock shall have the right to vote the shares on any matter requiring shareholder approval on the basis of 4 times the votes of all issued and outstanding shares of common stock, as well as any issued and outstanding preferred stock.

Conversion Rights

None.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Series B Voting Preferred Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

36

Limitations on Liability and Indemnification of Officers and Directors

Florida law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors.  Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Florida law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be.  Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Florida law.  We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees, and agents for some liabilities.  We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.  These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders.  In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

V Stock Transfer LLC

Transfer Agent

18 Lafayette Place

Woodmere, NY 11598

212-828-8436

www.vstocktransfer.com

37

SHARE ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities. We are unable to estimate the number of shares of Common Stock that may be sold in the future.

Upon the successful completion of this offering, we will have 10,509,349,138 outstanding shares of Common Stock if we complete the maximum offering hereunder.  All of the shares sold in this offering will be freely tradable without restriction under the Securities Act unless purchased by one of our affiliates as that term is defined in Rule 144 under the Securities Act, which generally includes directors, officers or 5% stockholders.

Rule 144

Shares of our Common Stock held by any of our affiliates, as that term is defined in Rule 144 of the Securities Act, may be resold only pursuant to further registration under the Securities Act or in transactions that are exempt from registration under the Securities Act. In general, under Rule 144 as currently in effect, any of our affiliates would be entitled to sell, without further registration, within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of Common Stock then outstanding, which will equal about 105,093,491 shares if fully subscribed; or

•	the average weekly trading volume of the unrestricted Common Stock during the four calendar weeks preceding the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates will also be subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the Shares directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Shares sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of 15,000,000,000 shares of its Common Stock. The offering price of the shares is $0.001 and an aggregate offering price of $15,000,000.

The Company is offering, on a best-efforts, self-underwritten basis, a maximum of 15,000,000,000 shares of its Common Stock at a price of $0.001 per share. The price shall be fixed for the duration of the offering, unless an amendment is properly filed with the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officers and directors. The shares are being offered for a period not to exceed 360 days. The offering will terminate on the earlier of: (i) the date when the sale of all shares is completed, or (ii) 360 days from the effective date of this document. For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

38

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Donnell Suares, Esq.

EXPERTS

The consolidated financial statements of BrewBilt Manufacturing, Inc. as of and for the year ended December 31, 2020 have been incorporated by reference in the registration statement in reliance upon the report of BF Borgers CPA PC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of BrewBilt Manufacturing, Inc.as of and for the year ended December 31, 2019 have been incorporated by reference in the registration statement in reliance upon the report of BF Borgers CPA PC, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

39

BREWBILT MANUFACTURING INC.

FINANCIAL STATEMENTS

F-1

BREWBILT MANUFACTURING INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
ASSETS	(Unaudited)	(Audited)
Current Assets
Cash	$379,857	$72,764
Accounts receivable	910,338	97,701
Earnings in excess of billings	238,247	489
Inventory	68,478	44,223
Prepaid expenses	9,811	8,552
Total current assets	1,606,731	223,729

Property, plant, and equipment, net	112,210	109,339
Right-of-use asset	236,494	246,968
Security deposit	16,980	16,980

TOTAL ASSETS	$1,972,415	$597,016

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$780,169	$843,882
Accrued interest	120,235	106,639
Accrued liabilities	227,932	286,997
Billings in excess of revenue	1,530,671	71,280
Current operating lease liabilities	43,707	42,977
Convertible notes payable, net of discount	152,333	149,988
Derivative liabilities	1,935,295	2,373,176
Liability for unissued shares	150,825	150,825
Promissory notes payable, net of discount	216,716	101,056
Related party liabilities	200,836	154,252
Total Current Liabilities	5,358,719	4,281,072

Long term debt	283,119	281,357
Non-current operating lease liabilities	192,787	203,991

Total Liabilities	5,834,625	4,766,420

Commitments and contingencies	–	–

Stockholders' Deficit:
Preferred stock, Series A: $0.001 par value; 30,000,000 shares authorized 957,500 shares issued and outstanding at March 31, 2021 1,120,000 shares issued and outstanding at December 31, 2020	958	1,120
Preferred stock, Series B: $0.001 par value; 1,000 shares authorized 1,000 shares issued and outstanding at March 31, 2021 1,000 shares issued and outstanding at December 31, 2020	1	1
Common stock, $0.001 par value; 20,000,000,000 authorized 4,351,431,054 shares issued and outstanding at March 31, 2021 3,534,022,455 shares issued and outstanding at December 31, 2020	4,351,431	3,534,022
Additional paid in capital	1,379,451	(748,254)
Retained earnings	(9,594,051)	(6,956,293)
Total stockholders' deficit	(3,862,210)	(4,169,404)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,972,415	$597,016

The accompanying notes are an integral part of these financial statements

F-2

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2021	2020
Sales	$13,251	$38,934
Cost of sales	7,614	21,623
Gross profit	5,637	17,311

Operating expenses:
Consulting fees	121,608	24,750
G&A expenses	150,525	82,712
Professional fees	80,702	47,370
Salaries and wages	51,166	147,660
Total operating expenses	404,001	302,492

Loss from operations	(398,364)	(285,181)

Other income (expense):
Debt forgiveness	13,924	–
Gain (loss) on derivative liability valuation	(1,033,712)	(1,710,732)
Loss on conversion	(786,315)	–
Interest expense	(433,291)	(140,476)
Total other expenses	(2,239,394)	(1,851,208)

Net loss before income taxes	(2,637,758)	(2,136,389)
Income tax expense	–	–
Net loss	$(2,637,758)	$(2,136,389)

Per share information
Weighted number of common shares outstanding, basic, and diluted	3,996,863,319	34,595,672
Net income (loss) per common share	$(0.0007)	$(0.0618)

The accompanying notes are an integral part of these financial statements

F-3

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

For the three months ended March 31, 2021 and 2020

(Unaudited)

	Preferred Stock		Preferred Stock				Additional		Total Stockholders'
	Series A		Series B		Common Stock		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Deficit)
Balance at December 31, 2020	1,120,000	$1,120	1,000	$1	3,534,022,455	$3,534,022	$(748,254)	$(6,956,293)	$(4,169,404)
Conversion of promissory notes to stock	–	–	–	–	175,060,588	175,061	1,448,275	–	1,623,336
Derivative settlements	–	–	–	–	–	–	435,301	–	435,301
Preferred stock converted to common stock	(172,500)	(172)	–	–	570,299,494	570,299	216,188	–	786,315
Preferred stock issued for services	10,000	10	–	–	–	–	99,990	–	100,000
Warrant exercise	–	–	–	–	72,048,517	72,049	(72,049)	–	–
Net loss	–	–	–	–	–	–	–	(2,637,758)	(2,637,758)
Balance at March 31, 2021	957,500	$958	1,000	$1	4,351,431,054	$4,351,431	$1,379,451	$(9,594,051)	$(3,862,210)

	Preferred Stock		Preferred Stock				Additional		Total Stockholders'
	Series A		Series B		Common Stock		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Earnings	(Deficit)
Balance at December 31, 2019	400,000	$400	1,000	$–	10,343,330	$10,343	$(15,240,774)	$9,368,557	$(5,861,474)
Conversion of promissory notes to stock	–	–	–	–	32,260,676	32,261	366,617	–	398,878
Derivative settlements	–	–	–	–	–	–	(50,586)	–	(50,586)
Cancellation of stock issued for services	–	–	–	–	(8,008,334)	(8,008)	(42,257)	–	(50,265)
Preferred stock issued per agreement	500,000	500	–	–	–	–	–	–	500
Net loss	–	–	–	–	–	–	–	(2,136,389)	(2,136,389)
Balance at March 31, 2020	900,000	$900	1,000	$–	34,595,672	$34,596	$(14,967,000)	$7,232,168	$(7,699,336)

The accompanying notes are an integral part of these financial statements

F-4

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(2,637,758)	$(2,136,389)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of convertible debt discount	392,362	58,224
Change in derivative liability	1,033,712	1,710,732
Common stock issued for services	–	(25,000)
Debt forgiveness	(13,924)	–
Depreciation and amortization of fixed assets	8,950	–
Loss on conversion	786,315	–
Preferred stock issued for services	100,000	–
Liability for unissued shares due to agreements	–	25,000
Decrease (increase) in operating assets
Accounts receivable	(812,637)	(149,674)
Deposits	–	(12,000)
Earnings in excess of billings	(237,758)	(90,250)
Inventory	(24,255)	–
Prepaid expenses	(1,259)	9,098
Other assets	–	(65)
Increase (decrease) in operating liabilities
Accounts payable	(63,713)	(38,775)
Accrued interest	45,085	78,849
Accrued liabilities	90,909	51,721
Billings in excess of revenues	1,459,391	316,347
Long term debt	1,762	(33,710)
Net cash (used in) provided by operating activities	127,182	(235,892)

Cash flows from investing activities
Property, plant and equipment, additions	(11,821)	–
Property, plant and equipment, reductions	–	12,403
Net cash (used in) provided by investing activities	(11,821)	12,403

Cash flows from financing activities:
Proceeds from convertible debt	185,000	185,000
Proceeds from promissory notes	109,000	–
Related party liabilities	(102,268)	37,665
Net cash (used in) provided for financing activities	191,732	222,665

Net increase (decrease) in cash	307,093	(824)

Cash, beginning of period	72,764	1,444
Cash, end of period	$379,857	$620

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$11,072	$–

Schedule of non-cash investing & financing activities
Stock issued for debt conversion	$1,623,336	$398,878
Derivative settlements	$435,301	$(50,586)
Discount from derivative	$311,577	$185,000
Preferred stock converted to common stock	$786,315	$–
Preferred stock issued for services	$100,000	$500
Cashless warrant exercise	$72,049	$–
Cancellation of common stock issued for services	$–	$(50,265)

The accompanying notes are an integral part of these financial statements

F-5

BREWBILT MANUFACTURING INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

March 31, 2021

(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Located in Grass Valley, CA, BrewBilt is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, the company began in a backyard shop by Jeff Lewis with a vision of creating a profitable company in “Rural America” by hiring excellent personnel, designing and fabricating products to exceed customer’s expectations and compensating craftsmen with living wages and profit sharing to financially sustain their families within the community. Mr. Lewis has 15+ years of experience as a craft beer brewer, a custom tank/vessel designer, fabrication and integration expert and business owner who initially founded Portland Kettle Works, a nationally recognized manufacturer of craft beer brewing equipment located in the Northwest. The Company has grown from 3 employees in 2015 to 7 in 2021.

BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. The craft brewing & spirits industries continue to grow worldwide. California is where craft brewing began and now has over 900 operating breweries – being centrally located in this booming market was a large draw for BrewBilt to locate its manufacturing facility in the Sierra foothills.

All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing , the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest in coming from Mexico, Japan, Europe, and Australia.

BrewBilt competes against a number of companies, most of which are selling mass produced equipment from China made from less costly inferior quality Chinese steel which often is neither food nor pharmaceutical grade quality. While this broader market is extremely competitive, there continues to be little competition and strong market demand for higher quality, custom designed, hand crafted and integrated systems that BrewBilt produces.

In July of 2016, BrewBilt moved from the small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA. This facility was purchased by BrewBilt in January 2018 and upgraded with substantial tenant improvements. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end

The Company has selected December 31 as its fiscal year end.

F-6

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

COVID-19

The Company began seeing the impact of the COVID-19 pandemic on its business in early March 2020.  The direct financial impact of the pandemic has primarily shown in significantly reduced production from the on-premises channel and higher labor and safety-related costs at the Company’s manufacturing facility. In addition to these direct financial impacts, COVID-19 related safety measures resulted in a reduction of manufacturing productivity. The Company will continue to assess and manage this situation and will provide a further update in each quarterly earnings release, to the extent that the effects of the COVID-19 pandemic are then known more clearly.

 Revenue Recognition and Related Allowances

The Company recognizes revenue when obligations under the terms of a contract with its customer are satisfied; generally, this occurs with the transfer of control of its products. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. If the conditions for revenue recognition are not met, the Company defers the revenue and related cost of sales until all conditions are met. As of March 31, 2021 and December 31, 2020, the Company has deferred $1,530,671 and $71,280, respectively, in revenue, and $238,247 and $489 in cost of sales, respectively, related to customer orders in progress. These amounts are recorded as billings in excess of revenues and earnings in excess of billings in the accompanying balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at March 31, 2021 and December 31, 2020 is $0.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of raw stainless steel, raw stainless tubing, motors, pumps, and fittings, are stated at the lower of cost, determined on the first-in, first-out basis, or net realizable value. During the year ended December 31, 2021, the Company wrote off $17,246 in obsolete inventory to the statement of operations. As of March 31, 2021 and December 31, 2020, the Company has inventory of $68,478 and $44,223, respectively.

Goodwill

The excess of the cost over the fair value of net assets of acquired in the Merger is recorded as goodwill. Goodwill is not subject to amortization, but is reviewed for impairment annually, or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. An impairment charge would be recorded to the extent the carrying value of goodwill exceeds its estimated fair value. The testing of goodwill under established guidelines for impairment requires significant use of judgment and assumptions. Changes in forecasted operations and other assumptions could materially affect the estimated fair values. Changes in business conditions could potentially require adjustments to these asset valuations.

F-7

Warranty

The Company is a manufacturer of products which are shipped to our customers directly from the Company. For products that are made from raw materials, the Company offers a 6-year limited warranty. The parts provided by outside vendors as finished goods that are added to a system produced by the Company as components, have a manufacturers’ warranty that is passed on to the end user of the complete system. To date, BrewBilt has spent less than $5,000 over the past 5 years for repairs (under warranty) on products they have built, with most of the costs going to cover travel and lodging expenses. As of March 31, 2021 and December 31, 2020, the Company has recorded a liability of $5,000 and $5,000, respectively, for warranties, which is included in accrued liabilities in the accompanying balance sheet.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels and which is determined by the lowest level input that is significant to the fair value measurement in its entirety.

These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

Financial assets and liabilities measured at fair value on a recurring basis:

	Input	March 31, 2021	December 31, 2020
	Level	Fair Value	Fair Value
Derivative Liability	3	$1,935,295	$2,373,176
Total Financial Liabilities		$1,935,295	$2,373,176

F-8

In management’s opinion, the fair value of convertible notes payable and advances payable is approximate to carrying value as the interest rates and other features of these instruments approximate those obtainable for similar instruments in the current market. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments. As of March 31, 2021 and December 31, 2020, the balances reported for cash, accounts receivable, prepaid expenses, accounts payable, and accrued liabilities, approximate the fair value because of their short maturities.

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2019, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2020, which is still open for examination.

Basic and Diluted Loss Per Share

In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

Although there were new accounting pronouncements issued or proposed by the FASB during the three months ended March 31, 2021 and through the date of filing of this report, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The Company has experienced net losses to date, and it has not generated sufficient revenue from operations to meet our operational overhead. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about our ability to continue as a going concern. Management of the Company is preparing a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations. Historically, the Company’s sole officer and director has provided short term loans to meet working capital shortfalls. We have recently entered into financing agreements with various third parties to meet our capital needs in fiscal 2021.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

F-9

NOTE 3 - PREPAID EXPENSES

Prepaid fees represent amounts paid in advance for future contractual benefits to be received. Contracting expenses paid in advance are recorded as a prepaid asset and then amortized to the statements of operations when services are rendered, or over the life of the contract using the straight-line method.

As of March 31, 2021 and December 31, 2020, prepaid expenses consisted of the following:

	March 31,	December 31,
	2021	2020
Prepaid insurance expenses	$4,950	$3,691
Prepaid rent expense	4,861	4,861
	$9,811	$8,552

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at March 31, 2021 and December 31, 2020:

	March 31,	December 31,
	2021	2020
Computer Equipment	$23,876	$23,876
Leasehold Improvements	59,121	59,121
Machinery	257,088	250,762
Software	23,183	17,688
Vehicles	6,717	6,717
	369,985	358,164
Less accumulated amortization	(3,395)	(702)
Less accumulated depreciation	(254,380)	(248,123)
	$112,210	$109,339

NOTE 5 – LEASES

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

F-10

Operating Leases

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our lease has a remaining lease term of less than 4 years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

On January 1, 2020, the Company terminated the lease agreement dated January 1, 2018, and entered into a new office lease for the same space located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 5 years, from January 1, 2020 through December 31, 2025, with a monthly rent of $4,861.

ROU assets and lease liabilities related to our operating lease is as follows:

	March 31,	December 31,
	2021	2020
Right-of-use assets	$236,494	$246,968
Current operating lease liabilities	43,707	42,977
Non-current operating lease liabilities	192,787	203,991

The following is a schedule, by years, of future minimum lease payments required under the operating lease:

Years Ending
December 31,	Operating Lease
2021	$43,751
2022	58,334
2023	58,334
2024	58,334
2025	58,335
Total	277,088
Less imputed interest	40,594
Total liability	$236,494

F-11

NOTE 6 – ACCRUED LIABILITIES

As of March 31, 2021 and December 31, 2020, accrued liabilities were comprised of the following:

	March 31,	December 31,
	2021	2020
Accrued liabilities
Accrued wages	$31,294	$123,663
Credit card	1,879	19,893
Customer deposits	103,550	103,550
Sales tax payable	86,209	34,891
Warranty	5,000	5,000
Total accrued expenses	$227,932	$286,997

NOTE 7 – BILLINGS IN EXCESS OF REVENUE AND EARNINGS IN EXCESS OF BILLINGS

Billings in excess of revenue is related to contracted amounts that have been invoiced to customers for which remaining performance obligations must be completed before the Company can recognize the revenue. Earnings in excess of billings is related to the cost of sales associated with the customer products that are incomplete.

Changes in unearned revenue for the periods ended March 31, 2021 and December 31, 2020 were as follows:

	March 31,	December 31,
	2021	2020
Unearned revenue, beginning of the period	$71,280	$1,511,096
Billings in excess of revenue during the period	1,459,391	71,280
Recognition of unearned revenue in prior periods	–	(1,511,096)
Unearned revenue, end of the period	$1,530,671	$71,280

As of March 31, 2021 and December 31, 2020, the Company has recorded $238,247 and $489, respectively in earnings in excess of billings for the cost of sales related to customer orders in progress.

F-12

NOTE 8 – CONVERTIBLE NOTES PAYABLE

As of March 31, 2021 and December 31, 2020, notes payable were comprised of the following:

	Original	Original	Due	Interest	Conversion	March 31,	December 31,
	Note Amount	Note Date	Date	Rate	Rate	2021	2020
Auctus Fund #11	113,000	8/19/2020	8/19/2021	12%	Variable	$113,000	$113,000
CBP #3	30,000	5/1/2020	5/1/2021	10%	Variable	9,576	30,000
CBP #4	30,000	7/23/2020	7/23/2021	10%	Variable	30,000	30,000
EMA Financial #6	80,500	8/17/2020	5/17/2021	12%	Variable	–	80,500
EMA Financial #7	50,000	10/21/2020	7/21/2021	12%	Variable	50,000	50,000
Emerging Corp Cap #1	83,333	2/12/2018	2/11/2019	22%	Variable	–	34,857
Emerging Corp Cap #2	110,000	10/31/2018	10/31/2019	12%	Variable	110,000	110,000
GPL Ventures #1	25,000	10/14/2020	10/14/2021	10%	Variable	25,000	25,000
GPL Ventures #2	25,000	3/10/2021	3/10/2022	10%	Variable	25,000	–
Mammoth Corp	33,000	11/19/2020	8/19/2021	0%	Variable	33,000	33,000
Optempus #1	25,000	7/2/2020	7/2/2021	10%	Variable	25,000	25,000
Optempus #2	25,000	7/7/2020	7/2/2021	10%	Variable	25,000	25,000
Optempus #3	15,000	11/24/2020	11/24/2021	10%	Variable	15,000	15,000
Optempus #4	40,000	12/29/2020	12/29/2021	10%	Variable	40,000	40,000
Power Up Lending #14	43,000	7/30/2020	7/30/2021	10%	Variable	–	43,000
Power Up Lending #15	53,000	9/21/2020	9/21/2021	10%	Variable	–	53,000
Power Up Lending #16	43,000	10/14/2020	10/14/2021	10%	Variable	43,000	43,000
Power Up Lending #17	43,500	12/7/2020	12/7/2021	10%	Variable	43,500	43,500
Power Up Lending #18	43,500	1/14/2021	1/14/2022	10%	Variable	43,500	–
Power Up Lending #19	73,500	2/10/2021	2/10/2022	10%	Variable	73,500	–
Tri-Bridge #1	15,000	5/26/2020	5/26/2021	10%	Variable	15,000	15,000
Tri-Bridge #2	25,000	7/24/2020	7/24/2021	10%	Variable	10,000	10,000
Tri-Bridge #4	25,000	2/24/2021	8/24/2021	10%	Variable	25,000	–
						$754,076	$818,857
Debt discount						(556,156)	(597,670)
Financing costs/Original issue discount						(45,587)	(71,199)
Notes payable, net of discount						$152,333	$149,988

During the three months ending March 31, 2021, the Company received proceeds from new convertible notes of $185,000. The Company recorded no payments on their convertible notes and conversions of $256,781 of convertible note principal. The Company recorded loan fees on new convertible notes of $7,000, which increased the debt discounts recorded on the convertible notes during the three months ending March 31, 2021. All of the Company’s convertible notes have a conversion rate that is variable, and therefore, the Company has accounted for their conversion features as derivative instruments (see Note 10). The Company also recorded amortization of $385,702 on their convertible note debt discounts and loan fees. As of March 31, 2021, the convertible notes payable are convertible into 372,720,010  shares of the Company’s common stock.

During the three months ended March 31, 2021, the Company recorded interest expense of $26,016 on its convertible notes payable. During the three months ended March 31, 2021, the Company recorded conversions of $16,185 of note interest and $2,500 in conversion fees. As of March 31, 2021, the accrued interest balance was $79,762.

As of March 31, 2021, we have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities.

F-13

NOTE 9 – PROMISSORY NOTES PAYABLE

On June 19, 2020, the Company received funding pursuant to a promissory note. for $108,000 of which $93,090 was received in cash and $14,910 was recorded as transaction fees. The note bears interest of 12% (increases to 24% per annum upon an event of default) and matures on June 19, 2021. As of March 31, 2021, the company has amortized $11,642 of the financing costs to the statement of operations. As of March 31, 2021, the note has a principal balance of $108,000 and accrued interest of $10,119.

On January 5, 2021, the Company received funding pursuant to a promissory note. for $50,000 of which $39,000 was received in cash and $11,000 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default) and matures on January 5, 2022. As of March 31, 2021, the company has amortized $2,562 of the financing costs to the statement of operations. As of March 31, 2021, the note has a principal balance of $50,000 and accrued interest of $1,397.

On March 17, 2021, the Company received funding pursuant to a promissory note. for $80,500 of which $70,000 was received in cash and $10,500 was recorded as transaction fees. The note bears interest of 12% (increases to 16% per annum upon an event of default) and matures on March 17, 2022. As of March 31, 2021, the company has amortized $422 of the financing costs to the statement of operations. As of March 31, 2021, the note has a principal balance of $80,500 and accrued interest of $371.

NOTE 10 – DERIVATIVE LIABIITIES

During the three months ended March 31, 2021, the Company valued the embedded conversion feature of the convertible notes and warrants. The Company uses the Black-Scholes option pricing model to estimate fair value for those instruments convertible into common shares at inception, at conversion or extinguishment date, and at each reporting date.

The following table represents the Company’s derivative liability activity for the embedded conversion features for the three months ended March 31, 2021:

	Notes	Warrants	Total
Balance, beginning of period	$2,311,296	$61,880	$2,373,176
Initial recognition of derivative liability	1,233,308	126,577	1,359,885
Derivative settlements	(1,437,337)	(345,833)	(1,783,170)
Loss (gain) on derivative liability valuation	(551,954)	537,358	(14,596)
Balance, end of period	$1,555,313	$379,982	$1,935,295

Convertible Notes

The fair value at the commitment date for the convertible notes and warrants and the revaluation dates for the Company’s derivative liabilities were based upon the following management assumptions as of March 31, 2021:

Valuation date
Expected dividends	0%
Expected volatility	187.64% - 341.60%
Expected term	.12 - 1 year
Risk free interest	.01% - .18%

F-14

Warrants

We account for common stock purchase warrants as derivative liabilities and debt issuance costs on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the warrant.

On June 19, 2020, the Company executed a Common Stock Purchase Warrant for 5,400,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.02 per share and expire on June 19, 2025.

On June 19, 2020, the Company executed a Common Stock Purchase Warrant for 5,400,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.02 per share and expire on June 19, 2025.

On July 23, 2020, the Company executed a Common Stock Purchase Warrant for 1,153,846 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.026 per share and expire on July 23, 2025.

On August 19, 2020, the Company executed a Common Stock Purchase Warrant for 5,650,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.02 per share and expire on August 19, 2025.

On August 19, 2020, the Company executed a Common Stock Purchase Warrant for 5,650,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.02 per share and expire on August 19, 2025.

On January 5, 2021, the Company executed a Common Stock Purchase Warrant for 25,000,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.002 per share and expire on January 5, 2026.

On January 5, 2021, the Company executed a Common Stock Purchase Warrant for 25,000,000 shares. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price of $0.002 per share and expire on January 5, 2026.

During the three months ended March 31, 2021, warrant holders exercised the warrants and the Company issued 72,048,517 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

The Company evaluated all outstanding warrants to determine whether these instruments may be tainted. All warrants outstanding were considered tainted.

The fair value at the valuation dates were based upon the following management assumptions:

Valuation date
Expected dividends	0%
Expected volatility	718.72% - 920.43%
Expected term	4.22 - 5 years
Risk free interest	.27% - .64%

F-15

NOTE 11 – RELATED PARTY TRANSACTIONS

Mr. Jef Lewis, Chief Executive Officer, Chairman of the Board, President, Secretary, and Treasurer

On November 22, 2019, the Company appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company. The Company and Mr. Lewis entered into an Employee Agreement that included the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion. During the three months ended March 31, 2021, the Company accrued wages of $50,000, interest of $1,445 and made payments of $74,344. As of March 31, 2021, the Company owed Mr. Lewis $68,025 in accrued wages and $6,401 in accrued interest.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. As of March 31, 2021 and December 31, 2020, the Company owed Mr. Lewis $743 and $743, respectively for advances to the Company.

Mr. Samuel Berry, Director

On November 22, 2019, the Company entered into a Consulting Agreement with Mr. Samuel Berry.  Mr. Berry will receive an annual salary of $50,000, payable in quarterly installments at $12,500 per quarter. During the three months ended March 31, 2021, the Company accrued $12,500 in consulting fees and made $5,000 in payments in connection to his agreement. As of March 31, 2021, the Company owed Mr. Berry $125,667 in fees.

NOTE 12 – LONG TERM DEBT

As of March 31, 2021 and December 31, 2020, long term debt was comprised of the following:

	March 31,	December 31,
	2021	2020
Long term debt
Equipment loan	115,614	115,614
Line of credit	105,917	104,155
Other loans	61,588	61,588
Total long term debt	$283,119	$281,357

Paycheck Protection Program Loan

On May 11, 2020, the Company was granted a loan (the “Loan”) from BSD Capital, LLC dba Lendistry, in the amount of $61,558, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated May 11, 2020, issued by the Borrower, matures on May 11, 2022, and bears interest at a rate of 1% per annum, payable monthly commencing on November 11, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

F-16

NOTE 13 – PREFERRED STOCK

On March 28, 2017, the Company filed an amendment to its articles of incorporation designating 20,000 shares of its authorized preferred stock, par value $0.001 as Series B Voting Preferred Stock.  The Series B Voting Preferred Stock shall have the right to vote the shares on any matter requiring shareholder approval on the basis of 4 times the votes of all the issued and outstanding shares of common stock, as well as any issued and outstanding preferred stock.

On July 1, 2019, the Company filed a Certificate of Amendment to increase the number of authorized Series A Preferred Stock to 30,000,000, with a par value of $0.001. Each share of Preferred Series A Stock shall have a value of $10 per share and will convert into common stock at the closing price of the common stock on the date of conversion. The Series A stock shall have no voting rights on corporate matters, unless and until the Series A shares are converted into Common Shares, at which time they will have the same voting rights as all Common Shareholders have; their consent shall not be required for taking any corporate action.

Pursuant to the Merger Agreement dated November 22, 2019, the Company will issue $5,000,000 worth of Preferred Series A Stock to Mr. Lewis. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and Certificate of Designation for the Company. As of December 31, 2019, the shares had not been issued, and the Company recorded a liability for unissued shares in the amount of $500, goodwill of $2,289,884 and $2,289,334 to additional paid in capital.

On March 1, 2020, 500,000 shares of Preferred Series A Shares were issued pursuant to the Merger Agreement, and a $500 liability for unissued shares was reclassed to equity.

On April 6, 2020, the Company executed an addendum to the Distribution & Licensing Agreement dated November 19, 2019, with Bgreen Partners, Inc. The Company issued 400,000 Preferred Series A shares at a price of $10.00 per share which are convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

On October 15, 2020, the Company entered into an IP Purchase and License Agreement with Maguire & Associates, LLC in the amount of $5,000,000. The Company issued 500,000 Preferred Series A shares at a price of $10.00 per share which are convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

During the year ended December 31, 2020, 734,000 shares of Series A Preferred stock were converted to 2,416,667,054 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,572,272 which was recorded to the statement of operations.

On January 1, 2021, the Company issued 10,000 shares of Series A Preferred stock to Bennett Buchanan pursuant to his Consulting Agreement.

During the three months ended March 31, 2021, 172,500 shares of Series A Preferred stock were converted to 570,299,494 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $786,315 which was recorded to the statement of operations.

As of March 31, 2021, 30,000,000 Series A Preferred shares and 1,000 Series B Preferred shares were authorized, of which 957,500 Series A shares were issued and outstanding, and 1,000 Series B shares were issued and outstanding.

F-17

NOTE 14 – COMMON STOCK

On April 22, 2019, the Company approved the authorization of a 1 for 3,000 reverse stock split of the Company’s outstanding shares of common stock. The Company’s financial statements have been retroactively adjusted for this stock split for all periods presented.

During the year ended December 31, 2019, the holder of a convertible note converted $1,148 of accrued interest and $500 in conversion fees into 400,000 shares of common stock. The common stock was valued at $5,077 based on the market price of the Company’s stock on the date of conversion.

On March 17, 2020, the Company’s former President cancelled 8,008,334 shares of common stock issued to settle debt of $25,342 and $25,000 in stock based compensation pursuant to an employee agreement. The cancellation resulted in a liability of unissued shares of $25,000 and an increase in related party liabilities of $25,342. On December b31, 2020, Mr. Rushford agreed to forgive the debt and $50,342 was recorded to additional paid in capital.

On March 25, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 5,000,000,000 to 10,000,000,000 with a par value of $0.001.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

On December 4, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 10,000,000,000 to 20,000,000,000 with a par value of $0.001.

During the year ended December 31, 2020, 734,000 shares of Series A Preferred stock were converted to 2,416,667,054 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,572,272 which was recorded to the statement of operations.

During the year ended December 31, 2020, the holders of a convertible notes converted $1,388,809 of principal, $351,376 of accrued interest and $39,275 in conversion fees into 1,023,817,685 shares of common stock. The common stock was valued at $8,141,166 based on the market price of the Company’s stock on the date of conversion.

During the three months ended March 31, 2021, warrant holders exercised the warrants and the Company issued 72,048,517 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

During the three months ended March 31, 2021, 172,500 shares of Series A Preferred stock were converted to 570,299,494 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $786,315 which was recorded to the statement of operations.

During the three months ended March 31, 2021, the holders of a convertible notes converted $256,781 of principal, $16,185 of accrued interest and $2,500 in conversion fees into 175,060,588 shares of common stock. The common stock was valued at $1,623,336 based on the market price of the Company’s stock on the date of conversion.

As of March 31, 2021, 20,000,000,000 were authorized, of which 4,351,431,054 shares are issued and outstanding.

NOTE 15 – INCOME TAX

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

F-18

The deferred tax asset and the valuation allowance consist of the following at March 31, 2021:

March 31,
2021
Net operating loss	$811,261
Statutory rate	21%
Expected tax recovery	170,365
Change in valuation allowance	(170,365)
Income tax provision	$–

Components of deferred tax asset:
Non-capital tax loss carry-forwards	170,365
Less: valuation allowance	(170,365)
Net deferred tax asset	$–

As of the date of this filing, the Company is not current in filing their tax returns. The last return filed by the Company was December 31, 2019, and the Company has not accrued any potential penalties or interest from that period forward.  The Company will need to file returns for the year ending December 31, 2020, which is still open for examination.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Consulting Agreement

On January 1, 2021, the Company entered into a Consulting Agreement with Bennett Buchanan to assist with marketing, advertising, customer relations, and licensing and compliance regulatory requirements. The term of the Agreement is for two years and may be terminated or extended upon mutual agreement of both parties pursuant with a thirty-day written notice. The Company will pay the Consultant a monthly fee of $3,000 and $100,000 in Series A Stock during the term of the agreement. In addition, the Consultant will receive a 2% commission on gross sales for each customer sale closed by the Consultant.

Operating Lease

On January 1, 2020, the Company entered into a new office lease for space located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 5 years, from January 1, 2020 through December 31, 2025, with a monthly rent of $4,861.

Service Agreement

On June 12, 2018, the Company entered into a preventative maintenance service agreement with Atlas Copco Compressions LLC. The agreement is for a period of 5 years, at a cost of $145.13 per month.

F-19

NOTE 17 – SUBSEQUENT EVENTS

Subsequent Issuances

On April 6, 2021, 7,500 shares of Preferred Series A stock was converted into 50,000,000 shares of common stock.

On April 13, 2021, 10,000 shares of Preferred Series A stock was issued to employee Jesse Prim at $10 per share.

On April 13, 2021, 10,000 shares of Preferred Series A stock was issued to employee Corbin Boyle at $10 per share.

On April 15, 2021, 18,900 shares of Preferred Series A stock was converted into 60,000,000 shares of common stock.

On April 15, 2021, the holder of a convertible note converted a total of $45,150 of principal and interest into 19,630,435 shares of our common stock.

On April 19, 2021, 15,000 shares of Preferred Series A stock was converted into 125,000,000 shares of common stock.

On April 28, 2021, the holder of a convertible note converted a total of $54,123 of principal, interest, and fees into 29,161,255 shares of our common stock.

The Company has evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional subsequent events to disclose.

F-20

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BrewBilt Manufacturing, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BrewBilt Manufacturing, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2015

Lakewood, CO

March 31, 2021

F-21

BREWBILT MANUFACTURING INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$72,764	$1,444
Accounts receivable	97,701	323,779
Earnings in excess of billings	489	53,038
Inventory	44,223	47,280
Prepaid expenses	8,552	9,467
Other current assets	–	156
Total current assets	223,729	435,164

Property, plant and equipment, net	109,339	116,202
Right-of-use asset	246,968	392,664
Security deposit	16,980	4,980

TOTAL ASSETS	$597,016	$949,010

LIABILITIES
Current Liabilities:
Accounts payable	$843,882	$947,655
Accrued interest	106,639	250,592
Accrued liabilities	286,997	62,539
Billings in excess of revenue	71,280	1,511,096
Current operating lease liabilities	42,977	32,833
Convertible notes payable, net of discount	149,988	829,384
Derivative liabilities	2,373,176	2,273,269
Liability for unissued shares	150,825	151,325
Promissory notes payable, net of discount	101,056	–
Related party liabilities	154,252	84,072
Total Current Liabilities	4,281,072	6,142,765

Long term debt	281,357	307,887
Non-current operating lease liabilities	203,991	359,831

Total liabilities	4,766,420	6,810,483

Commitments and contingencies	–	–

SHAREHOLDERS' EQUITY
Preferred stock, Series A: $0.001 par value; 30,000,000 shares authorized 1,120,000 shares issued and outstanding at December 31, 2020 400,000 shares issued and outstanding at December 31, 2019	1,120	400
Preferred stock, Series B: $0.001 par value; 1,000 shares authorized 1,000 shares issued and outstanding at December 31, 2020 1,000 shares issued and outstanding at December 31, 2019	1	1
Common stock, $0.001 par value; 20,000,000,000 authorized 3,534,022,455 shares issued and outstanding at December 31, 2020 10,343,330 shares issued and outstanding at December 31, 2019	3,534,022	10,343
Additional paid in capital	(748,254)	(15,240,774)
Retained earnings	(6,956,293)	9,368,557
Total shareholders' equity (deficit)	(4,169,404)	(5,861,473)
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)	$597,016	$949,010

The accompanying notes are an integral part of these financial statements

F-22

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	Years ended
	December 31,
	2020	2019
Sales	$1,379,580	$1,589,728
Cost of sales	455,360	1,209,341
Gross profit	924,220	380,387

Operating expenses:
Consulting fees	9,069,113	65,300
G&A expenses	334,175	378,147
Professional fees	238,397	15,539
Salaries and wages	264,200	515,638
Total operating expenses	9,905,885	974,624

Loss from operations	(8,981,665)	(594,237)

Other income (expense):
Debt forgiveness	–	3,822
Gain (loss) on derivative liability valuation	(4,147,008)	13,068,808
Gain (loss) on disposal of asset	–	(13,769)
Goodwill impairment	–	(2,289,884)
Loss on conversion	(1,986,272)	–
Interest expense	(1,209,905)	(83,435)
Total other expenses	(7,343,185)	10,685,542

Net loss before income taxes	(16,324,850)	10,091,305
Income tax expense	–	–
Net loss	$(16,324,850)	$10,091,305

Per share information
Weighted number of common shares outstanding, basic	1,073,467,865	2,827,388
Net income (loss) per common share	$(0.01521)	$3.5691
Weighted number of common shares outstanding, diluted	1,073,467,865	192,762,345
Net income (loss) per common share	$(0.01521)	$0.0524

The accompanying notes are an integral part of these financial statements

F-23

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

For the Years Ended December 31, 2020 and 2019

	Preferred Stock		Preferred Stock				Additional		Total
	Series A		Series B		Common Stock		Paid-In	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance as of December 31, 2018	–	–	–	–	–	–	(303,375)	(722,748)	(1,026,123)

Capital distributions	–	–	–	–	–	–	(65,671)	–	(65,671)
Effect of reverse merger	400,000	400	1,000	1	9,943,330	9,943	(14,878,053)	–	(14,867,709)
Conversion of promissory notes to stock	–	–	–	–	400,000	400	9,000	–	9,400
Derivative settlements	–	–	–	–	–	–	(2,675)	–	(2,675)
Net profit	–	–	–	–	–	–	–	10,091,305	10,091,305
Balance as of December 31, 2019	400,000	$400	1,000	$1	10,343,330	$10,343	$(15,240,774)	$9,368,557	$(5,861,473)

Conversion of promissory notes to stock	–	–	–	–	1,023,817,685	1,023,818	7,117,348	–	8,141,166
Derivative settlements	–	–	–	–	–	–	(1,131,095)	–	(1,131,095)
Preferred stock converted to common stock	(734,000)	(734)	–	–	2,416,667,054	2,416,667	(843,662)	–	1,572,271
Common stock converted to preferred stock	54,000	54	–	–	(70,000,000)	(70,000)	483,946	–	414,000
Preferred stock issued per agreement	500,000	500	–	–	–	–	–	–	500
Preferred stock issued for services	900,000	900	–	–	–	–	8,999,100	–	9,000,000
Cancellation of stock issued for services	–	–	–	–	(8,008,334)	(8,008)	(42,257)	–	(50,265)
Preferred stock transferred from related party to settle debt	–	–	–	–	–	–	20,000	–	20,000
Related party debt settled to additional paid in capital	–	–	–	–	–	–	50,342	–	50,342
Warrant exercise	–	–	–	–	161,202,720	161,202	(161,202)	–	–
Net loss	–	–	–	–	–	–	–	(16,324,850)	(16,324,850)
Balance as of December 31, 2020	1,120,000	$1,120	1,000	$1	3,534,022,455	$3,534,022	$(748,254)	$(6,956,293)	$(4,169,404)

The accompanying notes are an integral part of these financial statements

F-24

BREWBILT MANUFACTURING INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended
	December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,324,850)	$10,091,305
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of convertible debt discount	755,428	15,676
Change in derivative liability	4,147,008	(13,068,808)
Depreciation and amortization of fixed assets	40,685	–
Goodwill impairment	–	2,289,884
Loss on conversion	1,986,272	–
Loss on disposal of asset	–	13,769
Gain on obsolete inventory	17,375	–
Common stock issued for services	25,342	–
Preferred stock issued for services	9,000,000	–
Liability for unissued shares due to agreements	–	500
Decrease (increase) in operating assets
Accounts receivable	226,078	663,675
Deposits	(12,000)	–
Earnings in excess of billings	52,549	291,096
Inventory	(14,318)	5,608
Prepaid expenses	915	(6,900)
Other assets	156	2,246
Increase (decrease) in operating liabilities
Accounts payable	(65,038)	76,274
Accrued interest	441,619	33,594
Accrued liabilities	224,458	(31,653)
Earnings in excess of revenues	(1,439,816)	(394,250)
Long term debt	(26,530)	(50,532)
Net cash (used in) provided by operating activities	(964,667)	(68,516)

Cash flows from investing activities
Effect of reverse merger	–	(64,433)
Property, plant and equipment, additions	(33,823)	(20,968)
Property, plant and equipment, reductions	–	107,809
Net cash (used in) provided by investing activities	(33,823)	22,408

Cash flows from financing activities:
Proceeds from convertible debt	906,540	–
Proceeds from promissory notes	93,090	–
Related party liabilities	70,180	4,267
Net cash (used in) provided for financing activities	1,069,810	4,267

Net increase (decrease) in cash	71,320	(41,841)

Cash, beginning of period	1,444	43,285
Cash, end of period	$72,764	$1,444

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$–	$–
Cash paid for interest	$11,072	$–

Schedule of non-cash investing & financing activities
Lease adoption recognition	$–	$423,360
Stock issued for debt conversion	$6,873,101	$1,148
Discount from derivative	$1,183,510	$–
Preferred stock converted to common stock	$2,416,667	$–
Common stock converted to preferred stock	$70,000	$–
Cashless warrant exercise	$161,202	$–

The accompanying notes are an integral part of these financial statements

F-25

BREWBILT MANUFACTURING INC.

NOTES TO AUDITED FINANCIAL STATEMENTS

December 31, 2020

(Audited)

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Located in Grass Valley, CA, BrewBilt is one of the only California companies that custom designs, hand crafts, and integrates processing, fermentation and distillation processing systems for the craft beer, cannabis and hemp industries using “Best in Class” American made components integrated with stainless steel processing vessels using only American made steel. Founded in 2014, the company began in a backyard shop by Jeff Lewis with a vision of creating a profitable company in “Rural America” by hiring excellent personnel, designing and fabricating products to exceed customer’s expectations and compensating craftsmen with living wages and profit sharing to financially sustain their families within the community. Mr. Lewis has 15+ years of experience as a craft beer brewer, a custom tank/vessel designer, fabrication and integration expert and business owner who initially founded Portland Kettle Works, a nationally recognized manufacturer of craft beer brewing equipment located in the Northwest. The Company has grown from 3 employees in 2015 to 9 in 2017.

BrewBilt has been built by having strong relationships with local suppliers of raw materials, equipment and services in California, an aggressive referral network of satisfied customers nationwide, and an Advisory Board consisting of successful business leaders that provide valuable product feedback and business expertise to management. The craft brewing & spirits industries continue to grow worldwide. California is where craft brewing began and now has over 900 operating breweries – being centrally located in this booming market was a large draw for BrewBilt to locate its manufacturing facility in the Sierra foothills.

All BrewBilt products are designed and fabricated as “food grade” quality which enables the company to build vessels for food & beverage processing , the company is now building systems that are pharmaceutical grade for clients involved in distillation for the cannabis and hemp industries, thus making the revenue potential much greater. BrewBilt buys materials and components mostly from California suppliers which enables them to closely monitor quality, while the company’s revenues are generated from sales to customers throughout the country. The company is aggressively pursuing international orders and has held meetings with the Center for International Trade Development and U.S. Commercial Service to develop international opportunities. Presently, a great deal of sales interest in coming from Mexico, Japan, Europe and Australia.

BrewBilt competes against a number of companies, most of which are selling mass produced equipment from China made from less costly inferior quality Chinese steel which often is neither food nor pharmaceutical grade quality. While this broader market is very competitive, there continues to be little competition and strong market demand for higher quality, custom designed, hand crafted and integrated systems that BrewBilt produces.

In July of 2016, BrewBilt moved from the small facility in Nevada City, CA to lease an eight thousand (8,000) square foot manufacturing facility in Grass Valley, CA. This facility was purchased by BrewBilt in January 2018 and upgraded with substantial tenant improvements. BrewBilt is prepared to expand again by leasing an additional seventy-six hundred (7,600) square feet in the same facility. BrewBilt obtains the majority of its leads through customer referrals and from online marketplaces. The company’s website is being expanded for online sales to include online educational/marketing videos that feature the company and its expanded integrated product line for the cannabis and hemp industries. BrewBilt has also created distribution sales agreements with individuals and companies to represent BrewBilt in both the domestic and international markets.

Financial Statement Presentation

The audited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Fiscal year end

The Company has selected December 31 as its fiscal year end.

F-26

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported in future periods may be based upon amounts that differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturities of 90 days or less from the date of purchase to be cash equivalents.

COVID-19

The Company began seeing the impact of the COVID-19 pandemic on its business in early March 2020.  The direct financial impact of the pandemic has primarily shown in significantly reduced production from the on-premises channel and higher labor and safety-related costs at the Company’s manufacturing facility. In addition to these direct financial impacts, COVID-19 related safety measures resulted in a reduction of manufacturing productivity. The Company will continue to assess and manage this situation and will provide a further update in each quarterly earnings release, to the extent that the effects of the COVID-19 pandemic are then known more clearly.

 Revenue Recognition and Related Allowances

The Company recognizes revenue when obligations under the terms of a contract with its customer are satisfied; generally, this occurs with the transfer of control of its products. Revenue is measured as the amount of consideration expected to be received in exchange for transferring products. If the conditions for revenue recognition are not met, the Company defers the revenue and related cost of sales until all conditions are met. As of December 31, 2020 and December 31, 2019, the Company has deferred $71,280 and $1,511,096, respectively, in revenue, and $489 and $53,038 in cost of sales, respectively, related to customer orders in progress. These amounts are recorded as billings in excess of revenues and earnings in excess of billings in the accompanying balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount that management expects to collect from outstanding balances. Bad debts and allowances are provided based on historical experience and management’s evaluation of outstanding accounts receivable. Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. The allowance for doubtful accounts at December 31, 2020 and December 31, 2019 is $0.

Inventories

Inventories consist of raw materials, work in process and finished goods. Raw materials, which principally consist of raw stainless steel, raw stainless tubing, motors, pumps, and fittings, are stated at the lower of cost, determined on the first-in, first-out basis, or net realizable value. During the year ended December 31, 2021, the Company wrote off $17,246 in obsolete inventory to the statement of operations.

Goodwill

The excess of the cost over the fair value of net assets of acquired in the Merger is recorded as goodwill. Goodwill is not subject to amortization, but is reviewed for impairment annually, or more frequently whenever events or changes in circumstances indicate the carrying value of goodwill may not be recoverable. An impairment charge would be recorded to the extent the carrying value of goodwill exceeds its estimated fair value. The testing of goodwill under established guidelines for impairment requires significant use of judgment and assumptions. Changes in forecasted operations and other assumptions could materially affect the estimated fair values. Changes in business conditions could potentially require adjustments to these asset valuations. During the year ended December 31, 2019, the Company reviewed the goodwill recorded in the Merger and determined that an impairment expense of $2,289,884 was required.

F-27

Warranty

The Company is a manufacturer of products which are shipped to our customers directly from the Company. For products that are made from raw materials, the Company offers a 6-year limited warranty. The parts provided by outside vendors as finished goods that are added to a system produced by the Company as components, have a manufacturers’ warranty that is passed on to the end user of the complete system. To date, BrewBilt has spent less than $5,000 over the past 5 years for repairs (under warranty) on products they have built, with most of the costs going to cover travel and lodging expenses. As of December 31, 2020 and December 31, 2019, the Company has recorded a liability of $5,000 and $5,000, respectively, for warranties, which is included in accrued liabilities in the accompanying balance sheet.

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses are carried at amortized cost and represent liabilities for goods and services provided to the Company prior to the end of the fiscal year that are unpaid and arise when the Company becomes obliged to make future payments in respect of the purchase of these goods and services.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received upon sale of an asset or paid upon transfer of a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity. In addition, the fair value of liabilities should include consideration of non-performance risk including our own credit risk.

In addition to defining fair value, the standard expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs is expanded. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels and which is determined by the lowest level input that is significant to the fair value measurement in its entirety.

These levels are:

Level 1 - inputs are based upon unadjusted quoted prices for identical instruments traded in active markets.

Level 2 - inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques that include option pricing models, discounted cash flow models, and similar techniques.

Financial assets and liabilities measured at fair value on a recurring basis:

	Input	December 31, 2020	December 31, 2019
	Level	Fair Value	Fair Value
Derivative Liability	3	$2,373,176	$2,273,269
Total Financial Liabilities		$2,373,176	$2,273,269

In management’s opinion, the fair value of convertible notes payable and advances payable is approximate to carrying value as the interest rates and other features of these instruments approximate those obtainable for similar instruments in the current market. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, exchange or credit risks arising from these financial instruments. As of December 31, 2020 and December 31, 2019, the balances reported for cash, accounts receivable, prepaid expenses, accounts payable, and accrued liabilities, approximate the fair value because of their short maturities.

F-28

Income Taxes

The Company records deferred taxes in accordance with FASB ASC No. 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2019, and the Company has not accrued any potential penalties or interest from that period forward.

Basic and Diluted Loss Per Share

In accordance with ASC Topic 280 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which replaces existing revenue recognition guidance. The updated guidance requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the new standard requires that reporting companies disclose the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the standard on January 1, 2018, using a modified retrospective approach, with the cumulative effect of initially applying the standard recognized in retained earnings at the date of adoption.

In February 2016, the FASB issued ASU 2016-02 (ASC Topic 842), Leases. The ASU amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of the lease payments. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted the new lease guidance on January 1, 2019.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The guidance requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires the consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company adopted the standard in the first quarter of fiscal 2020 and there was no material impact.

NOTE 2 – GOING CONCERN

The Company has experienced net losses to date, and it has not generated sufficient revenue from operations to meet our operational overhead. We will need additional working capital to service debt and for ongoing operations, which raises substantial doubt about our ability to continue as a going concern. Management of the Company is preparing a strategy to meet operational shortfalls which may include equity funding, short term or long-term financing or debt financing, to enable the Company to reach profitable operations. Historically, the Company’s sole officer and director has provided short term loans to meet working capital shortfalls. We have recently entered into financing agreements with various third parties to meet our capital needs in fiscal 2020.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

F-29

NOTE 3 – MERGER TRANSACTION

On November 22, 2019, Vet Online Supply and Brewbilt Manufacturing (“BrewBilt”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) and completed a merger, whereby Brewbilt merged with and into Vet Online Supply, with BrewBilt remaining as the surviving entity (the “Merger”). Under U.S. generally accepted accounting principles, the merger is treated as a “reverse merger” under the purchase method of accounting, with BrewBilt as the accounting acquirer.

Pursuant with the Merger Asset Purchase Agreement, the Board of Directors has authorized that BrewBilt shall sell, assign and transfer all of its right, title and interest to its IP, fixed assets and “know how” to the Company (collectively, the “Seller’s Assets”). Vet Online Supply and BrewBilt mutually agree that BrewBilt will assign certain assets and provide the “Know-How” regarding the designing and building of the finest craft brewing equipment in the industry today. As consideration for the IP, fixed assets and the “Know -How”, the Company shall issue, or cause to be issued, $5,000,000 worth of Preferred Series A Stock (PAR $.001) within thirty (30) days from the date of the agreement. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for VTNL. BrewBilt has designated that the said stock be issued in the name of its President, Jeffrey Lewis.

The Board of Directors dismissed Daniel Rushford as an officer and director, specifically as the Chief Executive Officer, Chairman of the Board, and Corporate (President) of the Company effective November 22, 2019. Effective November 22, 2019, Daniel Rushford had a new revised Employment Agreement which appointed him as Manager of the CBD Pet Supply Division, a non-director/officer position which includes returning to Treasury 1,000 Preferred Series B Control Shares, and an annual salary of $36,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion.

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid fees represent amounts paid in advance for future contractual benefits to be received. Contracting expenses paid in advance are recorded as a prepaid asset and then amortized to the statements of operations when services are rendered, or over the life of the contract using the straight-line method.

Prepaid expenses and other current assets consisted of the following:

	December 31
	2020	2019
Prepaid insurance expense	$3,691	$8,467
Prepaid rent expense	4,861	–
Prepaid wages	–	1,000
Other assets	–	156
	$8,552	$9,623

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2020 and December 31, 2019:

	December 31,	December 31,
	2020	2019
Computer Equipment	$23,876	$18,313
Leasehold Improvements	59,121	48,549
Machinery	250,762	250,762
Software	17,688	–
Vehicles	6,717	6,717
	358,164	324,341
Less accumulated amortization	(702)	–
Less accumulated depreciation	(248,123)	(208,139)
	$109,339	$116,202

F-30

NOTE 6 – LEASES

The Company adopted the new lease guidance effective January 1, 2019 using the modified retrospective transition approach, applying the new standard to all of its leases existing at the date of initial application which is the effective date of adoption. Consequently, financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods before January 1, 2019. We elected the package of practical expedients which permits us to not reassess (1) whether any expired or existing contracts are or contain leases, (2) the lease classification for any expired or existing leases, and (3) any initial direct costs for any existing leases as of the effective date. We did not elect the hindsight practical expedient which permits entities to use hindsight in determining the lease term and assessing impairment. The adoption of the lease standard did not change our previously reported consolidated statements of operations and did not result in a cumulative catch-up adjustment to opening equity. The adoption of the new guidance resulted in the recognition of ROU assets of $423,360 and lease liabilities of $423,360.

The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes its incremental borrowing rate, which is the rate incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. In calculating the present value of the lease payments, the Company elected to utilize its incremental borrowing rate based on the remaining lease terms as of the January 1, 2019 adoption date.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred, if any. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Our current lease has a remaining lease term of four years.

The Company has elected the practical expedient to combine lease and non-lease components as a single component. The lease expense is recognized over the expected term on a straight-line basis. Operating leases are recognized on the balance sheet as right-of-use assets, current operating lease liabilities and non-current operating lease liabilities.

The new standard also provides practical expedients and certain exemptions for an entity’s ongoing accounting. We have elected the short-term lease recognition exemption for all leases that qualify. This means, for those leases where the initial lease term is one year or less or for which the ROU asset at inception is deemed immaterial, we will not recognize ROU assets or lease liabilities. Those leases are expensed on a straight-line basis over the term of the lease.

Operating Leases

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

On January 1, 2020, the Company terminated the lease agreement dated January 1, 2018, and entered into a new office lease for the same space located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 5 years, from January 1, 2020 through December 31, 2025, with a monthly rent of $4,861.

ROU assets and lease liabilities related to our operating lease is as follows:

	December 31,
	2020	2019
Right-of-use assets	$246,968	$392,664
Current lease liabilities	42,977	32,833
Non-current lease liabilities	203,991	359,831

F-31

NOTE 7 – ACCRUED LIABILITIES

As of December 31, 2020 and December 31, 2019, accrued liabilities were comprised of the following:

	December 31,
	2020	2019
Accrued liabilities
Accrued wages	$123,663	$5,784
Credit card	19,893	16,659
Customer deposits	103,550	–
Payroll liabilities	–	(644)
Sales tax payable	34,891	35,740
Warranty	5,000	5,000
Total accrued expenses	$286,997	$62,539

NOTE 8 – BILLINGS IN EXCESS OF REVENUE AND EARNINGS IN EXCESS OF BILLINGS

Billings in excess of revenue is related to contracted amounts that have been invoiced to customers for which remaining performance obligations must be completed before the Company can recognize the revenue. Earnings in excess of billings is related to the cost of sales associated with the customer products that are incomplete.

Changes in unearned revenue for the periods ended December 31, 2020 and December 31, 2019 were as follows:

	December 31,
	2020	2019
Unearned revenue, beginning of the period	$1,511,096	$1,905,346
Billings in excess of revenue during the period	71,280	536,420
Recognition of unearned revenue in prior periods	(1,511,096)	(930,670)
Unearned revenue, end of the period	$71,280	$1,511,096

As of December 31, 2020 and December 31, 2019, the Company has recorded $489 and $53,038, respectively in earnings in excess of billings for the cost of sales related to customer orders in progress.

F-32

NOTE 9 – CONVERTIBLE NOTES PAYABLE

As of December 31, 2020 and December 31, 2019, notes payable were comprised of the following:

	Original	Original	Due	Interest	Conversion	December 31,	December 31,
	Note Amount	Note Date	Date	Rate	Rate	2020	2019
APG Capital #2	31,500	6/25/2018	6/25/2019	12%	Variable	$–	$31,500
Auctus Fund #2	84,000	1/10/2018	10/10/2018	24%	Variable	–	31,285
Auctus Fund #3	175,000	2/6/2018	11/6/2018	24%	Variable	–	175,000
Auctus Fund #4	90,000	3/6/2018	12/6/2018	24%	Variable	–	90,000
Auctus Fund #5	100,000	6/14/2018	3/14/2019	24%	Variable	–	100,000
Auctus Fund #6	75,000	8/13/2018	5/13/2019	12%	Variable	–	75,000
Auctus Fund #7	25,000	10/11/2018	7/11/2019	12%	Variable	–	25,000
Auctus Fund #8	25,750	12/20/2018	9/20/2019	12%	Variable	–	25,750
Auctus Fund #9	57,000	4/12/2019	1/12/2020	12%	Variable	–	57,000
Auctus Fund #10	31,000	7/22/2019	7/22/2020	12%	Variable	–	31,000
Auctus Fund #11	113,000	8/19/2020	8/19/2021	12%	Variable	113,000	–
CBP #3	30,000	5/1/2020	5/1/2021	10%	Variable	30,000	–
CBP #4	30,000	7/23/2020	7/23/2021	10%	Variable	30,000	–
EMA Financial #2	50,000	12/15/2017	12/15/2018	12%	Variable	–	8,474
EMA Financial #3	100,000	3/5/2018	3/5/2019	24%	Variable	–	73,305
EMA Financial #4	25,000	10/10/2018	7/10/2019	24%	Variable	–	25,000
EMA Financial #6	80,500	8/17/2020	5/17/2021	12%	Variable	80,500	–
EMA Financial #7	50,000	10/21/2020	7/21/2021	12%	Variable	50,000	–
Emerging Corp Cap #1	83,333	2/12/2018	2/11/2019	22%	Variable	34,857	74,933
Emerging Corp Cap #2	110,000	10/31/2018	10/31/2019	12%	Variable	110,000	110,000
GPL Ventures	25,000	10/14/2020	10/14/2021	10%	Variable	25,000	–
Mammoth Corp	33,000	11/19/2020	8/19/2021	0%	Variable	33,000	–
Optempus #1	25,000	7/2/2020	7/2/2021	10%	Variable	25,000	–
Optempus #2	25,000	7/7/2020	7/2/2021	10%	Variable	25,000	–
Optempus #3	15,000	11/24/2020	11/24/2021	10%	Variable	15,000	–
Optempus #4	40,000	12/29/2020	12/29/2021	10%	Variable	40,000	–
Power Up Lending #14	43,000	7/30/2020	7/30/2021	10%	Variable	43,000	–
Power Up Lending #15	53,000	9/21/2020	9/21/2021	10%	Variable	53,000	–
Power Up Lending #16	43,000	10/14/2020	10/14/2021	10%	Variable	43,000	–
Power Up Lending #17	43,500	12/7/2020	12/7/2021	10%	Variable	43,500	–
Tri-Bridge #1	15,000	5/26/2020	5/26/2021	10%	Variable	15,000	–
Tri-Bridge #2	25,000	7/24/2020	7/24/2021	10%	Variable	10,000	–
						$818,857	$933,247
Debt discount						(597,670)	(100,137)
Financing costs/Original issue discount						(71,199)	(3,726)
Notes payable, net of discount						$149,988	$829,384

F-33

During the year ending December 31, 2020, the Company received proceeds from new convertible notes of $906,540, and reclassified accounts payable of $44,000 into convertible notes payable. The Company recorded no payments on their convertible notes, default penalties of $194,920, and conversions of $1,388,809 of convertible note principal. The Company recorded loan fees on new convertible notes of $128,960, which increased the debt discounts recorded on the convertible notes during the year ending December 31, 2020. All of the Company’s convertible notes have a conversion rate that is variable, and therefore, the Company has accounted for their conversion features as derivative instruments (see Note 10). The Company also recorded amortization of $755,428 on their convertible note debt discounts and loan fees. As of December 31, 2020, the convertible notes payable are convertible into 1,033,763,211  shares of the Company’s common stock.

During the year ended December 31, 2019, the Company’s convertible notes had a variable conversion rate, and therefore, the Company accounted for their conversion features as derivative instruments (see Note 10). The Company recorded amortization of $13,796 on their convertible note debt discounts and $1,880 on loan fees. As of December 31, 2019, the convertible notes payable were convertible into 136,100,371 shares of the Company’s common stock.

During the year ended December 31, 2020, the Company recorded interest expense of $180,599 on its convertible notes payable. During the year ended December 31, 2020, the Company recorded conversions of $351,376 of note interest and $39,275 in conversion fees. As of December 31, 2020, the accrued interest balance was $69,931.

During the year ended December 31, 2019, the Company recorded interest expense of $23,211 on its convertible notes payable. During the year ended December 31, 2019, the Company recorded conversions of $1,148 of convertible note interest and $500 in conversion fees. As of December 31, 2019, the accrued interest balance was $240,709.

As of December 31, 2020, we have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities.

NOTE 10 – DERIVATIVE LIABILITIES

The following table represents the Company’s derivative liability activity for the embedded conversion features for convertible notes and warrants for the period ending December 31, 2020 and December 31, 2019:

	December 31,	December 31,
	2020	2019
Balance, beginning of period	$2,273,269	$15,347,154
Initial recognition of derivative liability	4,142,864	–
Conversion of derivative instruments to Common Stock	(5,230,611)	(5,077)
Mark-to-Market adjustment to fair value	1,187,654	(13,068,808)
Balance, end of period	$2,373,176	$2,273,269

During the period ended December 31, 2020 and December 31, 2019, the Company recorded derivative liabilities for embedded conversion features related to convertible notes payable and warrants of $4,142,864 and $0, respectively.

During the period ended December 31, 2020 and December 31, 2019, in conjunction with convertible notes payable principal and accrued interest being converted into common stock of the Company and cashless exercise of warrants, derivative liabilities were reduced by $5,230,611 and $5,077, respectively.

For the period ended December 31, 2020 and December 31, 2019, the Company performed a final mark-to-market adjustment for the derivative liability related to the convertible notes and warrants, and the carrying amount of the derivative liability related to the conversion feature and recognized a loss of $1,187,654 and a gain on the derivative liability valuation of $13,068,808, respectively.

F-34

The Company uses the Black-Scholes option pricing model to estimate fair value for those instruments convertible into common shares at inception, at conversion or extinguishment date, and at each reporting date. During the year ended December 31, 2020, the company used the following assumptions in their Black-Scholes model: (1) risk free interest rate .08% - .37%, (2) term of 0.12 years – 4.64 years, (3) expected stock volatility of 162.98% - 1,563.40%, (4) expected dividend rate of 0%, (5) common stock price of $0.001 - $0.03, and (6) exercise price of $0.0007 - $0.03.

These instruments were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability, or any net investment in a foreign operation. The instruments do not qualify for hedge accounting, and as such, all future changes in the fair value will be recognized in earnings until such time as the instruments are exercised, converted, or expire.

NOTE 11 – RELATED PARTY TRANSACTIONS

Mr. Jef Lewis, Chief Executive Officer, Chairman of the Board, President, Secretary, and Treasurer

On November 22, 2019, the Company appointed Jeffrey Lewis as the new Chief Executive Officer, Chairman of the Board, Corporate President, Secretary, and Treasurer of the Company. The Company and Mr. Lewis entered into an Employee Agreement that included the issuance of 1,000 Preferred Series B Control Shares, and an annual salary of $200,000. Unpaid wages will accrue interest at 6% per annum and may be converted to restricted common stock at fair market value at the time of conversion. During the year ended December 31, 2020, the Company accrued wages of $200,000, interest of $4,815 and made payments of $113,415.

Pursuant to the Merger Agreement, Mr. Lewis is to receive 500,000 shares of Preferred Series A shares, valued at $5,000,000. The shares are convertible pursuant the conversion rights as specified in the Articles of Incorporation and Certificate of Designation for the Company. As of December 31, 2019, the shares had not been issued, and the Company recorded a liability for unissued shares in the amount of $500, goodwill of $2,289,884 and $2,289,334 to additional paid in capital. On March 1, 2020, the Company issued 500,000 shares of Preferred Series A to Mr. Lewis and $500 was reclassed from liabilities for unissued shares to equity.

On May 22, 2020, Mr. Lewis converted 49,000 Preferred Series A Shares at a price of $10 per share into 70,000,000 shares of common stock at a price of $.0077 per share. The conversion resulted in a loss of $49,000 which was recorded to the statement of operations.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

The Company is periodically advanced noninterest bearing operating funds from related parties. The advances are due on demand and unsecured. During the year ended December 31, 2020, the Company made payments of $27,900 to amounts due to Mr. Lewis and $22,838 was advanced to the Company by Mr. Lewis. As of December 31, 2020 and December 31, 2019, the Company owed Mr. Lewis $743 and $5,805, respectively for advances to the Company.

Mr. Samuel Berry, Director

On November 22, 2019, the Company entered into a Consulting Agreement with Mr. Samuel Berry.  Mr. Berry will receive an annual salary of $50,000, payable in quarterly installments at $12,500 per quarter. During the year ended December 31, 2020, the Company accrued $50,000 in consulting fees in connection to his agreement.

Mr. Daniel Rushford, former President

On March 17, 2020, the Company’s former President cancelled 8,008,334 shares of common stock issued to settle debt of $25,342 and $25,000 in stock based compensation pursuant to an employee agreement. The cancellation resulted in a liability of unissued shares of $25,000 and an increase in related party liabilities of $25,342. On December 31, 2020, Mr. Rushford agreed to forgive the debt and $50,342 was recorded to additional paid in capital.

F-35

NOTE 12 – LONG TERM DEBT

As of December 31, 2020 and December 31, 2019, long term debt was comprised of the following:

	December 31,
	2020	2019
Long term debt
Equipment lease	$–	$1,952
Equipment loan	115,614	115,614
Line of credit	104,155	96,664
Other loans	61,588	93,657
Total long term debt	$281,357	$307,887

Paycheck Protection Program Loan

On May 11, 2020, the Company was granted a loan (the “Loan”) from BSD Capital, LLC dba Lendistry, in the amount of $61,558, pursuant to the Paycheck Protection Program (the “PPP”) under Division A, Title I of the CARES Act, which was enacted March 27, 2020.

The Loan, which was in the form of a Note dated May 11, 2020, issued by the Borrower, matures on May 11, 2022, and bears interest at a rate of 1% per annum, payable monthly commencing on November 11, 2020. The Note may be prepaid by the Borrower at any time prior to maturity with no prepayment penalties. Funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, utilities, and interest on other debt obligations. The Company intends to use the entire Loan amount for qualifying expenses. Under the terms of the PPP, certain amounts of the Loan may be forgiven if they are used for qualifying expenses as described in the CARES Act.

NOTE 13 – PREFERRED STOCK

On March 28, 2017, the Company filed an amendment to its articles of incorporation designating 20,000 shares of its authorized preferred stock, par value $0.001 as Series B Voting Preferred Stock.  The Series B Voting Preferred Stock shall have the right to vote the shares on any matter requiring shareholder approval on the basis of 4 times the votes of all the issued and outstanding shares of common stock, as well as any issued and outstanding preferred stock.

On July 1, 2019, the Company filed a Certificate of Amendment to increase the number of authorized Series A Preferred Stock to 30,000,000, with a par value of $0.001. Each share of Preferred Series A Stock shall have a value of $10 per share and will convert into common stock at the closing price of the common stock on the date of conversion. The Series A stock shall have no voting rights on corporate matters, unless and until the Series A shares are converted into Common Shares, at which time they will have the same voting rights as all Common Shareholders have; their consent shall not be required for taking any corporate action.

Pursuant to the Merger Agreement dated November 22, 2019, the Company will issue $5,000,000 worth of Preferred Series A Stock to Mr. Lewis. The number of Preferred Series A shares to be issued is 500,000 shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and Certificate of Designation for the Company. As of December 31, 2019, the shares had not been issued, and the Company recorded a liability for unissued shares in the amount of $500, goodwill of $2,289,884 and $2,289,334 to additional paid in capital.

On March 1, 2020, 500,000 shares of Preferred Series A Shares were issued pursuant to the Merger Agreement, and a $500 liability for unissued shares was reclassed to equity.

On April 6, 2020, the Company executed an addendum to the Distribution & Licensing Agreement dated November 19, 2019, with Bgreen Partners, Inc. The Company issued 400,000 Preferred Series A shares at a price of $10.00 per share which are convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

F-36

On October 15, 2020, the Company entered into an IP Purchase and License Agreement with Maguire & Associates, LLC in the amount of $5,000,000. The Company issued 500,000 Preferred Series A shares at a price of $10.00 per share which are convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

During the year ended December 31, 2020, 734,000 shares of Series A Preferred stock were converted to 2,416,667,054 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,572,272 which was recorded to the statement of operations.

As of December 31, 2020, 30,000,000 Series A Preferred shares and 1,000 Series B Preferred shares were authorized, of which 1,120,000 Series A shares were issued and outstanding, and 1,000 Series B shares were issued and outstanding.

NOTE 14 – COMMON STOCK

On April 22, 2019, the Company approved the authorization of a 1 for 3,000 reverse stock split of the Company’s outstanding shares of common stock. The Company’s financial statements have been retroactively adjusted for this stock split for all periods presented.

During the year ended December 31, 2019, the holder of a convertible note converted $1,148 of accrued interest and $500 in conversion fees into 400,000 shares of common stock. The common stock was valued at $5,077 based on the market price of the Company’s stock on the date of conversion.

On March 17, 2020, the Company’s former President cancelled 8,008,334 shares of common stock issued to settle debt of $25,342 and $25,000 in stock based compensation pursuant to an employee agreement. The cancellation resulted in a liability of unissued shares of $25,000 and an increase in related party liabilities of $25,342. On December 31, 2020, Mr. Rushford agreed to forgive the debt and $50,342 was recorded to additional paid in capital.

On March 25, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 5,000,000,000 to 10,000,000,000 with a par value of $0.001.

On November 20, 2020, Mr. Lewis converted 70,000,000 common shares at a price of $.0018 per share into 54,000 Preferred Series A Shares at a price of $10 per share. The conversion resulted in a loss of $414,000 which was recorded to the statement of operations.

On December 4, 2020, the Company filed a Certificate of Amendment to increase the number of authorized common shares from 10,000,000,000 to 20,000,000,000 with a par value of $0.001.

During the year ended December 31, 2020, 734,000 shares of Series A Preferred stock were converted to 2,416,667,054 common shares in accordance with the conversion terms. The issuances resulted in a loss on conversion of $1,572,272 which was recorded to the statement of operations.

During the year ended December 31, 2020, the holders of a convertible notes converted $1,388,809 of principal, $351,376 of accrued interest and $39,275 in conversion fees into 1,023,817,685 shares of common stock. The common stock was valued at $8,141,166 based on the market price of the Company’s stock on the date of conversion.

As of December 31, 2020, 20,000,000,000 were authorized, of which 3,534,022,455 shares are issued and outstanding.

F-37

Warrants

We account for common stock purchase warrants as derivative liabilities and debt issuance costs on the balance sheet at fair value, and changes in fair value during the periods presented in the statement of operations, which is revalued at each balance sheet date subsequent to the initial issuance of the warrant.

During the year ended December 31, 2020, warrant holders exercised the warrants and the Company issued 161,202,720 shares of common stock through a cashless exercise of the warrants in accordance with the conversion terms.

NOTE 15– INCOME TAX

Deferred income taxes are determined using the liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities. Deferred income taxes are measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return. Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

The deferred tax asset and the valuation allowance consist of the following at December 31, 2020:

December 31,
2020
Net operating loss	$1,418,471
Statutory rate	21%
Expected tax recovery	297,879
Change in valuation allowance	(297,879)
Income tax provision	$–

Components of deferred tax asset:
Non-capital tax loss carry-forwards	297,879
Less: valuation allowance	(297,879)
Net deferred tax asset	$–

As of the date of this filing, the Company is current in filing their tax returns. The last return filed by the Company was December 31, 2019, and the Company has not accrued any potential penalties or interest from that period forward.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

Distribution & Licensing Agreement

On November 19, 2019, the Company entered into a Distribution & Licensing Agreement with Bgreen Partners, Inc., a California Corporation. The Agreement provides exclusive rights to various cannabis and agricultural products inclusive of grow-containers and CBD Extraction Systems to be used for mobile processing. The IP and rights are valued at $4,000,000, based upon a five-year term. As consideration for the IP and rights, the Company issued 400,000 Preferred Series A shares at a price of $10.00 per share and convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

F-38

On April 6, 2020, the Company executed an addendum to the Distribution & Licensing Agreement dated November 19, 2019, with Bgreen Partners, Inc. The Company issued 400,000 Preferred Series A shares at a price of $10.00 per share convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company.

On October 15, 2020, the Company entered into an IP Purchase and License Agreement with Maguire & Associates, LLC (“Maguire”) in the amount of $5,000,000. The Company issued 500,000 Preferred Series A shares at a price of $10.00 per share which are convertible pursuant the conversion rights as specified in the Articles of Incorporation and certificate of designation for the Company. The Company is responsible to pay Maguire an Annual License Maintenance Fee that is a non-refundable, non-recoverable and non-creditable annual license maintenance fee of $250,000 for each of the calendar years during the term of this Agreement, starting on October 15, 2021. The Annual License Maintenance Fees payment may be paid in either cash or in the form of Preferred Series A shares, whereas both Licensee and Maguire agree that the Company will issue 25,000 Preferred Series A shares in value of $10.00 per share. Maguire reserves the rights to sell said stock pursuant the Certificate of Designation of the Preferred Series A Stock.

Employee Agreement

On November 22, 2019, the Company entered into an Employment Agreement with Mr. Daniel Rushford. Mr. Rushford will receive an annual salary of $36,000 to be paid in equal monthly installments. Unpaid amounts will accrue annual interest of 6%. The term of the Agreement is for one year and is renewable upon mutual consent.  As of December 31, 2020, the parties elected to not renew the Agreement.

Lease

On January 1, 2018, the Company entered into a standard office lease for approximately 8,000 square feet of space, located in the Wolf Creek Industrial Building at 110 Spring Hill Dr. #10 Grass Valley, CA 95945. The lease has a term of 10 years, from January 1, 2018 through January 1, 2028, with a monthly rent of $4,861.

Service Agreement

On June 12, 2018, the Company entered into a preventative maintenance service agreement with Atlas Copco Compressions LLC. The agreement is for a period of 5 years, at a cost of $145.13 per month.

NOTE 17 - SUPPLEMENTAL CASH FLOW INFORMATION

During the year ending December 31, 2020 , the Company had the following non-cash investing and financing activities:

–	Issued stock for debt increasing common stock by $1,023,818, increasing additional paid in capital by $5,849,283, reducing notes payable by $1,388,809, reducing accrued interest by $351,376, and reducing derivative liability by $5,093,641.
–	Increased debt discount and increased derivative liability by $1,183,510 to record derivative liabilities at the inception of new notes.
–	Increased common stock by $2,416,667 and decreased preferred stock and additional paid in capital by $734 and $2,415,933, respectively, to record preferred stock converted to common stock.
–	Increased preferred stock and additional paid in capital by $54 and $69,946, respectively, and decreased common stock by $70,000, to record common stock converted to preferred stock.
–	Increased common stock by $161,202 and decreased additional paid in capital and derivative liabilities by $24,231 and $136,971, respectively, to record warrants exercised.

F-39

NOTE 18 – SUBSEQUENT EVENTS

Consulting Agreement

On January 1, 2021, the Company entered into a Consulting Agreement with Bennett Buchanan to assist with marketing, advertising, customer relations, and licensing and compliance regulatory requirements. The term of the Agreement is for two years and may be terminated or extended upon mutual agreement of both parties pursuant with a thirty-day written notice. The Company will pay the Consultant a monthly fee of $3,000 and $100,000 in Series A Stock during the term of the agreement. In addition, the Consultant will receive a 2% commission on gross sales for each customer sale closed by the Consultant.

Notes Payable

On January 5, 2021, the Company entered into a Promissory Note in the amount of $50,000. The note is unsecured, bears interest at 12% per annum, and matures on January 5, 2022.

On January 14, 2021, the Company entered into a Convertible Promissory Note in the amount of $43,500. The note is unsecured, bears interest at 10% per annum, and matures on January 14, 2022.

On January 14, 2021, the Company entered into a Convertible Promissory Note in the amount of $25,000. The note is unsecured, bears interest at 10% per annum, and matures on July 14, 2021.

On February 10, 2021, the Company entered into a Convertible Promissory Note in the amount of $73,500. The note is unsecured, bears interest at 10% per annum, and matures on February 10, 2022.

Subsequent Issuances

On January 1, 2021, the Company issued 10,000 Series A Preferred Shares at $10 per share to Bennett Buchanan pursuant to a Consulting Agreement.

On January 5, 2021, 7,500 shares of Preferred Series A stock was converted into 93,750,000 shares of common stock.

On January 13, 2021, 20,000 shares of Preferred Series A stock was converted into 100,000,000 shares of common stock.

On January 19, 2021, 20,000 shares of Preferred Series A stock was converted into 76,923,077 shares of common stock.

On January 28, 2021, 20,000 shares of Preferred Series A stock was converted into 40,000,000 shares of common stock.

On January 29, 2021, 12,360 shares of Preferred Series A stock was converted into 82,400,000 shares of common stock.

On February 1, 2021, the holder of a convertible note converted a total of $26,315 of principal and interest into 29,835,680 shares of our common stock.

On February 3, 2021, the holder of a convertible note converted a total of $45,150 of principal and interest into 34,730,769 shares of our common stock.

On February 5, 2021, 20,000 shares of Preferred Series A stock was converted into 30,769,231 shares of common stock.

On February 11, 2021, the holder of a convertible note converted a total of $39,837 of principal and interest into 29,862,679 shares of our common stock.

F-40

On February 17, 2021, the holder of a convertible note converted a total of $21,924 of principal, interest, and fees and into 18,000,000 shares of our common stock.

On February 22, 2021, the holder of a convertible note converted a total of $86,591 of principal, interest, and fees into 45,240,835 shares of our common stock.

On February 23, 2021, 20,000 shares of Preferred Series A stock was converted into 21,739,131 shares of common stock.

On February 26, 2021, 20,000 shares of Preferred Series A stock was converted into 34,722,222 shares of common stock.

On February 26, 2021, 25,000 shares of Preferred Series A stock was converted into 39,062,500 shares of common stock.

F-41

PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Articles of Incorporation	09/18/2015
2.2	Bylaws	09/18/2015
2.3	Articles of Incorporation Amendment (Authorized Share Increase) dated 9/2/2015	09/18/2015
2.4	Articles of Incorporation Amendment (Registered Agent Change) dated 01/07/2016	8/13/2020
2.5	Articles of Incorporation Amendment (Authorized Share Increase) dated 07/28/2016	10/20/2016
2.6	Articles of Incorporation Amendment (Authorized Share Decrease) dated 03/28/2017	04/17/2017
2.7	Articles of Incorporation Amendment (Authorized Share Increase) dated 11/13/2017	8/13/2020
2.8	Articles of Incorporation Amendment (Authorized Share Increase) dated 12/15/2017	8/13/2020
2.9	Articles of Incorporation Amendment (Authorized Share Increase) dated 02/08/2018	8/13/2020
2.10	Articles of Incorporation Amendment (Authorized Share Increase) dated 02/23/2018	8/13/2020
2.11	Articles of Incorporation Amendment (Authorized Share Increase) dated 05/01/2018	8/13/2020
2.12	Articles of Incorporation Amendment (Series A Designation) dated 10/31/2018	8/13/2020
2.13	Articles of Incorporation Amendment (Reverse Stock Split) dated 09/16/2019	8/13/2020
2.14	Articles of Incorporation Amendment (Authorized Share Decrease) dated 11/12/2019	8/13/2020
2.15	Articles of Incorporation Amendment (Name Change) dated 01/21/2020	04/06/2020
2.16	Articles of Incorporation Amendment (Authorized Share Increase) dated 03/27/2020	8/13/2020
2.17	Articles of Incorporation Amendment (Authorized Share Increase) dated 06/10/2021	Herewith
4.1	Subscription Agreement	Herewith
6.1	Convertible Promissory Note with Auctus Fund LLC Dated 08/13/2018	11/8/2018
6.2	Distribution & Licensing Agreement Dated 11/19/2019	11/22/2019
6.3	Employment Agreement for Jeffrey Lewis Dated 11/22/2019	11/25/2019
6.4	Employment Agreement for Daniel Rushford Dated 11/22/2019	11/25/2019
6.5	Compensation Agreement for Dakin Wanquist	2/26/2021
6.6	Consulting Agreement for Bennett Buchanan dated 10/1/2020	2/26/2021
6.7	Consulting Agreement for Lost Sierra dated 11/6/2020	2/26/2021
6.8	Lease Agreement dated 1/1/2018	Herewith
6.9	Atlas Service Agreement	Herewith
7.1	Merger Asset Purchase Agreement Dated 11/22/2019	11/25/2019
11.1	Consent of Donnell E. Suares, Esq. (contained within Exhibit 12.1)	Herewith
11.2	Consent of BF Borgers CPA PC	Herewith
12.1	Opinion re legality of Donnell E. Suares	Herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Grass Valley, California on this 30th day of June 2021.

By:	/s/ Jef Lewis
Jef Lewis, CEO Principal Executive Officer Principal Accounting Officer Principal Financial Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jef Lewis	June 30, 2021
Jef Lewis, Director

By:	/s/ Samuel Berry	June 30, 2021
Samuel Berry, Director

III-2